                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                          Filed by the Registrant [ X ]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ X ]    Preliminary Proxy Statement                 [    ]   Definitive Proxy Statement
[   ]    Definitive Additional Materials             [    ]   Soliciting Materials Pursuant to
[   ]    Confidential, for use of the Commission                  Rule 14a-12
         Only (as permitted by Rule 14a-6(e)(2))


                               NETCREATIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[   ]    No fee required.

[ X ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

         Common stock, par value $0.01 per share, of NetCreations, Inc., and options to acquire shares of common stock.

(2)      Aggregate number of securities to which transaction applies:

         15,538,425 shares of common stock and options to acquire 527,070 shares of common stock.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

         Each share of common stock will be converted into the right to receive $7.00 as a result of the merger described in this proxy statement. For the purposes of calculating the filing fee, each option to acquire shares of common stock has been deemed exercised or converted into the shares of common stock subject to such option or right.

         The underlying value of the transaction is equal to $112,458,465, determined by adding (i) $108,768,975 payable to holders of shares of common stock and (ii) $3,689,490 payable to option holders.
         In accordance with Exchange Act Rule 0-11, the filing fee equals one-fiftieth of one percent of the underlying value of the transaction.

(4)      Proposed maximum aggregate value of transaction:

         $112,458,465

(5)      Total fee paid:

         $22,492

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                                         ---------------------------------------

         (2)      Form, Schedule or Registration Statement No:
                                                              ------------------

         (3)      Filing Party:
                               -------------------------------------------------

         (4)      Date Filed:
                             ---------------------------------------------------

                               [NetCreations Logo]


                                                              January [__], 2001

Dear Shareholder:
         I am writing to you today about our proposed merger with SEAT Pagine Gialle S.p.A. In the merger, each share of NetCreations common stock will be converted into the right to receive $7.00 cash. As of the close of business on December 20, 2000, the last trading day prior to the public disclosure of a binding offer, the merger price represented a 60% premium to the closing price per share of NetCreations common stock and a 71% premium to the consideration to be received by NetCreations shareholders pursuant to the previously proposed merger with DoubleClick Inc. (which was terminated on December 21, 2000 by DoubleClick) based upon the price per share of DoubleClick common stock on that date. NetCreations' merger with SEAT is described more fully in this proxy statement.

         The Board of Directors of NetCreations has called a special meeting of NetCreations shareholders to be held on [______], February __, 2001 at 9:30 a.m., local time, at the TriBeCa Grand Hotel, 2 Avenue of the Americas, New York, New York 10013 for the purpose of considering the transaction. At the special shareholders meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement.

         Adoption of the proposal requires the affirmative vote, in person or by proxy, of 66 2/3% of the outstanding shares of NetCreations common stock. To adopt the merger agreement, you MUST vote `FOR' the proposal by following the instructions stated on the enclosed proxy card. If you do not vote at all, your non-vote will, in effect, count as a vote against the merger agreement and the merger. Rosalind Resnick and Ryan Druckenmiller have agreed to vote 10,098,601 shares of NetCreations common stock, or approximately 65% of NetCreations common stock outstanding as of January 18, 2001, for adoption of the SEAT merger agreement.

         All shareholders are invited to attend the special shareholders meeting in person. Whether or not you plan to attend, in order that your shares may be represented at the special shareholders meeting, please complete, sign and date the enclosed proxy and return it in the enclosed envelope as soon as possible. If you attend the special shareholders meeting in person, you may, if you wish, vote in person on all matters brought before the special shareholders meeting even if you have previously returned your proxy.

         This proxy statement provides detailed information about NetCreations and the merger. Please give all of this information your careful attention.

         The Board of Directors believes that the terms and conditions of the merger are fair to you and that the merger is in the best interests of NetCreations and its shareholders and has therefore unanimously adopted the merger agreement and unanimously recommends that all shareholders vote `FOR' adoption of the merger agreement.



                                          Sincerely,


                                          -------------------------------------
                                          ROSALIND B. RESNICK
                                          Chairman and Chief Executive Officer


         This proxy statement is dated January __ , 2001, and is first being mailed to NetCreations shareholders on or about January __, 2001.

                               NetCreations, Inc.
                          379 WEST BROADWAY, SUITE 202
                            NEW YORK, NEW YORK 10012
                                 (212) 625-1370

                           -------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD AT 9:30 A.M., FEBRUARY [__], 2001

                           -------------------------

To the Shareholders of NetCreations, Inc.:

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of NetCreations will be held at the TriBeCa Grand Hotel, 2 Avenue of the Americas, New York, New York 10013 at 9:30 a.m., local time on February [__], 2001 for the following purposes:

         1. The Merger. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated December 22, 2000, among SEAT Pagine Gialle S.p.A., Sogerim, Societe Anonyme, Nickel Acquisition Corp. and NetCreations, under which Nickel Acquisition will merge with and into NetCreations, in which each outstanding share of NetCreations common stock, par value $0.01 per share, would be converted into the right to receive $7.00 in cash.

         2. Authority to Adjourn. To grant NetCreations' board of directors discretionary authority to adjourn the special meeting to solicit additional votes for adoption of the merger agreement.

         3. Other Business. To transact such other business as may properly come before the special shareholders meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on January 18, 2001 are entitled to receive notice of and to vote at the special shareholders meeting or any adjournment or postponement thereof. Holders of shares of NetCreations common stock held of record at the close of business on the record date are entitled to one vote per share on each matter considered and voted on at the special shareholders meeting. The affirmative vote of the holders of 66 2/3% of the outstanding shares of common stock entitled to vote at the special shareholders meeting is required to adopt the merger agreement. Rosalind Resnick and Ryan Druckenmiller have agreed to vote 10,098,601 shares of NetCreations common stock, or approximately 65% of NetCreations common stock outstanding as of January 18, 2001, for adoption of the SEAT merger agreement. A list of shareholders as of the record date will be open for examination during the special shareholders meeting.

         THE BOARD OF DIRECTORS OF NETCREATIONS UNANIMOUSLY RECOMMENDS THAT YOU VOTE `FOR' ADOPTION OF THE MERGER AGREEMENT AND `FOR' GRANTING THE BOARD OF DIRECTORS AUTHORITY TO ADJOURN THE SPECIAL MEETING.

         Your vote is important regardless of the number of shares you own. To ensure that your shares are represented at the special shareholders meeting, we urge you to complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided whether or not you plan to attend the special shareholders meeting in person. You may revoke your proxy in the manner described in this proxy statement at any time before it has been voted at the special shareholders meeting. You may vote in person at the special shareholders meeting even if you have returned a proxy.



                                          By Order of the Board of Directors,


                                          -------------------------------------
                                          BRIAN BURLANT
                                          Secretary


New York, New York
January [__] , 2001

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

     QUESTIONS AND ANSWERS ABOUT THE MERGER....................................................................vii

     SUMMARY OF THE PROXY STATEMENT..............................................................................1

     FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT..........................................................4

     THE SPECIAL SHAREHOLDERS MEETING............................................................................4
         General.................................................................................................4
         Date, Time and Place....................................................................................4
         Matters to be Considered at the Special Shareholders Meeting............................................4
         Record Date.............................................................................................5
         Voting of Proxies.......................................................................................5
         Vote Required...........................................................................................5
         Quorum; Abstentions and Broker  Non-Votes...............................................................5
         Solicitation of Proxies and Expenses....................................................................6
         No Dissenters' Rights...................................................................................6

     THE MERGER..................................................................................................6
         Background of the Merger................................................................................6
         NetCreations' Reasons for the Merger; Unanimous Recommendation of NetCreations' Board of
              Directors.........................................................................................12
         Opinion of NetCreations' Financial Advisor.............................................................15
         Interests of Certain Persons in the Merger.............................................................20
         Applicable Waiting Periods and Regulatory Approvals....................................................20
         Federal Income Tax Considerations......................................................................20
         Delisting and Deregistration of NetCreations Common Stock Following the Merger.........................21

     THE MERGER AGREEMENT AND RELATED AGREEMENTS................................................................21
         The Merger.............................................................................................21
         Effective Time.........................................................................................22
         Directors and Officers of NetCreations after the Merger................................................22
         Conversion of NetCreations Shares in the Merger........................................................22
         NetCreations' Stock Option and Employee Stock Purchase Plans...........................................22
         Payment of Merger Consideration........................................................................22
         Representations and Warranties.........................................................................22
         Netcreations' Conduct of Business before Completion of the Merger......................................24
         No Solicitation of Transactions........................................................................25
         Director and Officer Indemnification and Insurance.....................................................26
         Benefit Plans and Arrangements.........................................................................27
         Conditions to the Merger...............................................................................27
         Termination of the Merger Agreement....................................................................27
         Payment of Fees and Expenses...........................................................................29
         Extension, Waiver and Amendment of the Merger Agreement................................................30
         Related Agreements.....................................................................................30

     SECURITY OWNERSHIP OF NETCREATIONS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS...............................33

     COMPARATIVE PER SHARE MARKET PRICE DATA....................................................................34


     Where You Can Find More Information........................................................................34

     Shareholder Proposals......................................................................................35


APPENDICES
A -- Agreement and Plan of Merger .............................................................................A-1
B -- Form of NetCreations Shareholders' Agreement..............................................................B-1
C -- Opinion of Robertson Stephens, Inc., Financial Advisor to NetCreations....................................C-1

--------------------------------------------------------------------------------

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  What am I voting for?

A: We are asking for your vote to adopt the merger agreement that we entered into with SEAT Pagine Gialle S.p.A. and certain of its affiliates pursuant to which our company will be merged with an affiliate of SEAT Pagine Gialle.

Q:  What will NetCreations shareholders receive in the merger?

A: If the merger is completed, NetCreations shareholders will receive $7.00 cash for each share of NetCreations common stock.

Q:  When do you expect to complete the merger?

A: We are working to complete the merger as quickly as possible. We anticipate completing the merger shortly after NetCreations' special shareholders meeting, assuming that the shareholders adopt the merger agreement.

Q:  How do I vote?

A: After you have carefully read this proxy statement, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special shareholders meeting. You may also attend the meeting in person instead of submitting a proxy. If your shares are held in `street name' by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:  Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your stock certificates. You will also be able to obtain written instructions directly from the paying agent upon the consummation of the merger. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY.

Q:  Will the merger be taxable to me?

A:  The merger generally will be taxable to NetCreations shareholders.

Q:  Can I change my vote after mailing my proxy?

A: Yes. You may change your vote by delivering a signed notice of revocation or a later-dated, signed proxy card to NetCreations, Inc. 379 West Broadway, Suite 202, New York, New York 10012, Attention: Brian Burlant before the special shareholders meeting, or by attending the special shareholders meeting and voting in person.

Q:  Whom can I call with questions?

A: If you have questions about the merger, please call NetCreations Investor Relations at (212) 625-1370.

Q: Am I entitled to dissenters' rights?

A: Under New York law, NetCreations shareholders are not entitled to dissenters' rights, rights of appraisal or similar rights in connection with the merger.

--------------------------------------------------------------------------------

                         SUMMARY OF THE PROXY STATEMENT

         The following summary highlights selected information from this proxy statement relating to the proposed merger and may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the appendices, and the other documents we refer to for a more complete understanding of the merger. You may obtain additional information about NetCreations without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 34.

NetCreations, Inc.
379 West Broadway, Suite 202
New York, New York 10012
(212) 625-1370
Attention: Investor Relations

         NetCreations, Inc., the leader in 100% Opt-In(R) e-mail marketing services, specializes in e-mail address list management, brokerage and delivery. Through its PostMasterDirect.com service, NetCreations has conducted marketing campaigns on behalf of over 2,000 direct marketing clients to targeted consumers in its database of over 24 million 100% Opt-In(R) e-mail addresses. These addresses belong to Internet users who have requested promotional information related to specific topics of interest (opt-in) and confirmed their request (double opt-in). NetCreations manages opt-in e-mail lists for more than 390 third-party Web sites, such as CNET, Uproar, About.com, internet.com, CBS Sportsline, CDROM Guide and LuckySurf.com. NetCreations protects the privacy of consumers on the Internet by not disclosing e-mail addresses or any other personally identifiable information to direct marketers. NetCreations is a corporation organized and existing under the laws of the State of New York.

SEAT Pagine Gialle S.p.A
Via Aurlio Saffi 18
10138 Torino, Italy
Attention: Investor Relations

         SEAT Pagine Gialle S.p.A. is the European leader in telephone directory publishing and the sixth largest publisher worldwide. In addition to its publishing activities, SEAT Pagine Gialle is engaged in online advertising services, holding approximately a 70% share of the Italian market for Internet advertising with over 82,000 advertisers. SEAT Pagine Gialle is a limited company organized under the laws of the Republic of Italy. SEAT Pagine Gialle is a majority-owned subsidiary of Telecom Italia S.p.A.

Sogerim, Societe Anonyme
c/o SEAT Pagina Gialle S.p.A.
Via Aurlio Saffi 18
10138 Torino, Italy
Attention: Investor Relations

         Sogerim, Societe Anonyme is a corporation organized and existing under the laws of Luxembourg. Telecom Italia S.p.A. owns 100% of Sogerim.

Nickel Acquisition Corp.

c/o SEAT Pagina Gialle S.p.A.
Via Aurlio Saffi 18
10138 Torino, Italy
Attention: Investor Relations

         Nickel Acquisition is a newly formed corporation organized and existing under the laws of the State of New York. Sogerim directly owns 100% of Nickel Acquisition. Nickel Acquisition was organized solely for the purpose of entering into the merger agreement with NetCreations and has not conducted any business operations.


The Merger (See page 6)

         SEAT, Sogerim, Nickel Acquisition and NetCreations have entered into a merger agreement that provides for the merger of NetCreations and Nickel Acquisition. Following the completion of the merger, NetCreations will become a wholly owned subsidiary of Sogerim. Shareholders of NetCreations will receive $7.00 cash for each share of NetCreations common stock. We urge you to read the merger agreement, which is included as Appendix A, carefully and in its entirety.

Unanimous Recommendation Of NetCreations' Board Of Directors (See page 12)

         NetCreations' board of directors has adopted the merger agreement and determined that the terms and conditions of the merger are fair to, and in the best interests of, NetCreations and its shareholders. NetCreations' board of directors unanimously recommends that NetCreations shareholders vote `FOR' adoption of the merger agreement.


Opinion Of NetCreations' Financial Advisor (See page 15)

         In deciding to adopt the merger agreement, NetCreations' board of directors considered the opinion of its financial advisor, Robertson Stephens, Inc.

         On December 22, 2000, Robertson Stephens delivered its oral opinion to the board of directors of NetCreations, subsequently confirmed in writing, that, as of such date, the consideration to be received by the NetCreations shareholders in the merger was fair to the holders of NetCreations common stock from a financial point of view. The full text of Robertson Stephens' written opinion, dated December 22, 2000, is attached to this proxy statement as Appendix C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken.


Vote Required (See page 5)

         The affirmative vote of 66 2/3% of the outstanding shares of NetCreations common stock is required to adopt the merger agreement. NetCreations shareholders are entitled to cast one vote per share of NetCreations common stock owned at the close of business on January 18, 2001. On January 18, 2001, NetCreations directors and executive officers and their affiliates held 10,984,535 shares of NetCreations common stock (excluding 417,909 shares which may be acquired upon exercise of options), or approximately 70.7% of the outstanding shares entitled to vote on such date. Pursuant to the NetCreations shareholders agreement in the form attached as Appendix B, Ms. Rosalind Resnick and Mr. Ryan Scott Druckenmiller have agreed to vote 10,098,601 shares of NetCreations common stock, or approximately 65% of NetCreations common stock outstanding as of January 18, 2001, for adoption of the merger agreement.


The Special Shareholders Meeting (See page 4)

         NetCreations' special shareholders meeting will be held at the TriBeCa Grand Hotel, 2 Avenue of the Americas, New York, New York 10013 on February [__], 2001. NetCreations shareholders may vote at this special shareholders meeting if they owned shares of NetCreations common stock at the close of business on January 18, 2001. In order for us to complete the merger, the affirmative vote of 66 2/3% of the outstanding shares of NetCreations common stock must vote to adopt the merger agreement.


Interests Of Certain Persons In The Merger (See page 20)

         When considering the unanimous recommendation of NetCreations' board of directors, you should be aware that some directors and executive officers of NetCreations have interests in the merger that may be different from, or in addition to, yours. In particular, as part of the merger, NetCreations has entered into employment agreements with certain officers of NetCreations that will only become effective if the merger is completed.


Federal Income Tax Considerations (See page 20)

         The receipt of the cash merger consideration by a holder of our shares generally will be a taxable transaction for U.S. federal income tax purposes. We urge you to consult your tax advisor to determine the effect of the merger under applicable federal, state, local and foreign tax laws.

Conditions To The Merger (See page 27)

         The respective obligations of the parties to complete the merger are subject to the prior satisfaction or waiver of conditions specified in the merger agreement. If either party to the merger agreement waives any conditions, we will consider the facts and circumstances at that time and determine whether completion of the merger requires a resolicitation of proxies from NetCreations shareholders.


Termination Of The Merger Agreement (See page 27)

         The merger agreement may be terminated under circumstances that are described on page 27 under `The Merger Agreement and Related Agreements -- Termination of the Merger Agreement.'


Termination Fee And Expenses (See page 29)

         NetCreations has agreed to pay SEAT a termination fee of $6.5 million, plus SEAT's expenses, in cash if the merger agreement terminates under circumstances that are described on page 29 under `The Merger Agreement and Related Agreements -- Payment of Fees and Expenses. SEAT has agreed to pay NetCreations' expenses in cash if the merger agreement is terminated under circumstances that are described on page 29 under `The Merger Agreement and Related Agreements -- Payment of Fees and Expenses.'


Restrictions On Alternate Transactions (See page 25)

         The merger agreement prohibits NetCreations from soliciting or participating in discussions with third parties about transactions alternative to the merger, except as discussed on page 25 under `The Merger Agreement and Related Agreements -- No Solicitation of Transactions.'


Applicable Waiting Periods And Regulatory Approvals (See page 20)


         The merger is subject to United States antitrust laws. We are making the required filings with the Department of Justice and Federal Trade Commission. The Department of Justice and the Federal Trade Commission, as well as a state antitrust authority or a private person, may challenge the merger at any time before or after it is completed. We are not aware of any other significant regulatory approvals required for the merger other than compliance with applicable corporate law of New York.


No Dissenters' Rights (See page 6)

         Under New York law, shareholders of NetCreations are not entitled to dissenters' or appraisal rights as a result of the merger.

Source of Funds

          SEAT has represented and guaranteed in the merger agreement that the merger consideration of approximately $111 million will be immediately available at the effective time of the merger. There is no financing contingency with respect to the consummation of the merger.


Trademarks

         This document contains trademarks of NetCreations and may contain trademarks of others.

Recent Developments

NetCreations' Fourth Quarter Earnings Expectations

         On November 22, 2000, NetCreations announced that it anticipated net revenues for the fourth quarter of 2000 would be in the range of $12.0 million to $14.0 million. As a result of the lower net revenue expectations, as well as certain one-time non-recurring charges, NetCreations announced that it anticipated that earnings per share would range from a loss of $0.04 to $0.06 per diluted share, and that, excluding such one-time charges, earnings per share would range from $0.00 to a loss of $0.02 per diluted share. NetCreations also announced that its PostMasterDirect.com database had increased from 15.7 million e-mail addresses at September 30, 2000 to over 19.8 million e-mail addresses at November 22, 2000 and is growing at a rate of more than 80,000 net new e-mail addresses per day.


               FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT

         This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements within the `safe harbor' provisions of the Private Securities Litigation Reform Act of 1995 with respect to NetCreations' financial condition, results of operations and businesses and the expected impact of the merger on NetCreations. Words such as `anticipates,' `expects,' `intends,' `plans,' `believes,' `seeks,' `estimates' and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties set forth under `The Merger -- Background of the Merger,' `The Merger - NetCreations' Reasons For the Merger; Unanimous Recommendation of NetCreations' Board of Directors' and `The Merger -- Opinion of NetCreations' Financial Advisor,' and included elsewhere in this proxy statement. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement.

         All subsequent written and oral forward-looking statements attributable to NetCreations or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. NetCreations does not assume any obligation to update any such forward-looking statements to reflect events or circumstances after the date of this proxy statement.


                        THE SPECIAL SHAREHOLDERS MEETING


General

         We are furnishing this proxy statement to holders of NetCreations common stock in connection with the solicitation of proxies by NetCreations' board of directors for use at the NetCreations special shareholders meeting to be held on February [__], 2001, and any adjournment or postponement of the special shareholders meeting.


Date, Time and Place

         The NetCreations special shareholders meeting will be held on February [__], 2001 at 9:30 a.m., local time, at the TriBeCa Grand Hotel, 2 Avenue of the Americas, New York, New York 10013.


Matters to be Considered at the Special Shareholders Meeting

         At the NetCreations special shareholders meeting and any adjournment or postponement of the special shareholders meeting, NetCreations shareholders will be asked:

o    to consider and vote upon the adoption of the merger agreement;

o to grant NetCreations' board of directors discretionary authority if they deem it to be necessary to adjourn the special shareholders meeting to solicit additional votes for adoption of the merger agreement; and

o to transact such other business as may properly come before the special meeting.


Record Date


         NetCreations' board of directors has fixed the close of business on January 18, 2001 as the record date for determination of NetCreations' shareholders entitled to notice of and to vote at the special meeting.


Voting of Proxies

         NetCreations requests that its shareholders complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to NetCreations. Brokers holding shares in `street name' may vote the shares only if the shareholder provides instructions on how to vote. Brokers will provide instructions to beneficial owners on how to direct the broker to vote the shares. All properly executed proxies that NetCreations receives prior to the vote at the special shareholders meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to adopt the merger agreement. NetCreations' board of directors does not currently intend to bring any other business before the special shareholders meeting, and NetCreations' board of directors is not aware of any other matters to be brought before the special shareholders meeting. If other business properly comes before the special shareholders meeting, the proxies will be voted in accordance with the judgment of the proxyholders.

         A shareholder may revoke his or her proxy at any time prior to its use:

o by delivering to NetCreations, Inc., 379 West Broadway, Suite 202, New York, New York 10012, Attention: Brian Burlant a signed notice of revocation or a later-dated, signed proxy; or

o    by attending the special shareholders meeting and voting in person.

         Attendance at the special shareholders meeting does not in itself constitute the revocation of a proxy.


Vote Required

         As of the close of business on January 18, 2001, there were 15,538,425 shares of NetCreations common stock outstanding and entitled to vote. The holders of 66 2/3% of the outstanding shares of NetCreations common stock outstanding as of the close of business on February [__], 2001 must adopt the merger agreement. NetCreations shareholders have one vote per share of NetCreations common stock owned on the record date.


         As of January 18, 2001, directors and executive officers of NetCreations and their affiliates beneficially owned an aggregate of 10,984,535 shares of NetCreations common stock (exclusive of any shares issuable upon the exercise of options) or approximately 70.7% of the shares of NetCreations common stock outstanding on such date. Pursuant to the NetCreations shareholders agreement in the form attached as Appendix B, two shareholders of NetCreations, Rosalind Resnick and Ryan Scott Druckenmiller, have agreed to vote approximately 65% of the shares of NetCreations common stock outstanding on December 22, 2000 for adoption of the merger agreement. See "The Merger -- Interests of Certain Persons in the Merger."


Quorum; Abstentions and Broker  Non-Votes

         The required quorum for the transaction of business at the NetCreations special shareholders meeting is a majority of the shares of NetCreations common stock issued and outstanding on the record date. Abstentions and broker non-votes each will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Because adoption of the merger agreement requires the affirmative vote of 66 2/3% of the outstanding shares of NetCreations common stock entitled to vote, abstentions and broker non-votes will have the same effect as votes against adoption of the merger agreement. In addition, the failure of a NetCreations shareholder to return a proxy or otherwise vote will have the effect of a vote against adoption of the merger agreement. Brokers holding shares for beneficial owners cannot vote on the actions proposed in this proxy statement without the owners' specific instructions. Accordingly, NetCreations shareholders are urged to return the enclosed proxy card marked to indicate their vote.


Solicitation of Proxies and Expenses

         In addition to solicitation by mail, the directors, officers and employees of NetCreations may solicit proxies from NetCreations shareholders by telephone, facsimile or in person. No additional compensation will be paid to directors, officers or employees of NetCreations for any solicitations. NetCreations has retained Georgeson Shareholder Communications, Inc., a proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee of $6,500. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners. The expenses of soliciting proxies, including expenses related to the printing and mailing of this proxy statement, will be the responsibility of NetCreations.


No Dissenters' Rights

         NetCreations is organized under New York law. Under New York law, NetCreations shareholders do not have a right to receive the appraised value of their shares in connection with the merger.


                                   THE MERGER

         This section of the proxy statement describes material aspects of the proposed merger. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. NetCreations shareholders should read the entire merger agreement and the other documents we refer to carefully and in their entirety for a more complete understanding of the merger.


Background of the Merger

         From January 2000 through August 2000, NetCreations explored a number of strategies to grow its business, including organic growth, international and domestic joint ventures and domestic acquisitions. During that time, representatives of NetCreations had preliminary discussions with representatives of Consodata Societe Anonyme, a French corporation which is presently in the process of being acquired by SEAT, concerning opportunities for expanding their respective businesses. Consodata is in the business of direct marketing, primarily in Western Europe, and management of the two companies believed that the companies might benefit from joint efforts. However, after entering into a Non-Disclosure Agreement on February 3, 2000 and having a few preliminary discussions, NetCreations and Consodata mutually agreed to discontinue such discussions in April 2000.

         On September 11, 2000, NetCreations' board of directors met to discuss NetCreations' third quarter performance and the state of its business and industry generally. Scott Wolf, NetCreations' Senior Vice President of Sales and Business Development, Robert Mattes, NetCreations' Chief Financial Officer, and Brian Burlant, NetCreations' General Counsel, also attended the meeting. After the close of trading on September 12, 2000, NetCreations issued a press release indicating that while it continued to be profitable it did not expect to meet its analysts' targets for the third quarter. During the next day, the price of NetCreations common stock fell by approximately 50%.

         A special meeting of NetCreations' board of directors was held on September 15, 2000. Messrs. Mattes and Burlant also attended the meeting. The board of directors authorized NetCreations' management to explore various business opportunities and strategic alternatives to improve revenue growth and profitability, including without limitation, joint ventures, acquisitions and business combinations.

         On September 18, 2000, Rosalind Resnick, Chairman and Chief Executive Officer of NetCreations, contacted a representative of DoubleClick, Inc. expressing an interest in a strategic transaction with DoubleClick.

         Between September 19 and October 2, 2000, representatives of DoubleClick negotiated the terms of an Agreement and Plan of Merger and Reorganization among DoubleClick, Genesis Merger Sub, Inc., and NetCreations. NetCreations retained Robertson Stephens, Inc. to act as its financial advisor in connection with a possible sale of NetCreations to, or business combination with, DoubleClick. The DoubleClick merger agreement and related transaction documents were signed by the parties on the evening of October 2, 2000. DoubleClick and NetCreations jointly announced the merger on the morning of October 3, 2000.

         On November 10, 2000, NetCreations received an unsolicited written acquisition proposal from SEAT to acquire NetCreations at a price that valued NetCreations common stock at $10.00 per share in cash. This initial written proposal was non-binding and stated that SEAT was prepared to execute agreements substantially similar to the agreements NetCreations entered into with DoubleClick on October 2, 2000. The initial written proposal was not accompanied by definitive agreements and was contingent upon both the execution of mutually agreed upon definitive agreements and completion by SEAT of certain diligence on NetCreations. The proposal also differed from NetCreations' proposed merger with DoubleClick in that it proposed a fixed amount of cash per share of NetCreations common stock and was not structured as a tax-free transaction for NetCreations shareholders.

         Under Section 6.04 of the DoubleClick merger agreement, which was still in full force and effect, NetCreations had the right to address a competing acquisition proposal if it was a "superior proposal", that is a proposal with respect to which (i) NetCreations' board of directors concluded in good faith, based upon the advice of outside counsel, that taking action with respect to that proposal was necessary to prevent it from violating its fiduciary duties to NetCreations or its shareholders under applicable law, (ii) NetCreations' board of directors determined, based upon the advice of the Company's independent financial advisors, that the acquiring party was reasonably capable of consummating the proposed transaction and (iii) NetCreations' board of directors reasonably believed in good faith, based upon the advice of the Company's independent financial advisors, that the acquisition proposal was more favorable to NetCreations' shareholders from a financial point of view than the DoubleClick merger, that the acquisition proposal was more favorable to NetCreations' shareholders than the DoubleClick merger, taking into account all the terms and conditions of the acquisition proposal and the DoubleClick merger.


         Promptly upon receipt of the initial SEAT proposal, NetCreations delivered copies of the written acquisition proposal to each director. In accordance with the then-existing DoubleClick merger agreement, NetCreations also delivered a copy to DoubleClick. NetCreations' management subsequently reviewed the proposal with its financial advisor, Robertson Stephens. NetCreations asked whether Robertson Stephens could advise it as to whether (i) SEAT was reasonably capable of consummating its proposal on the terms proposed and (ii) the SEAT proposal was more favorable to the NetCreations' shareholders from a financial point of view than the merger with DoubleClick.

         On November 10, 2000, NetCreations' board held a special meeting during which the board discussed the initial SEAT proposal with NetCreations' management team. Representatives of Robertson Stephens and Piper Marbury Rudnick & Wolfe LLP were also present at that meeting. Based upon the limited terms contained in the SEAT proposal at that time and given the uncertainty of such proposal, including the conditions contained therein, Robertson Stephens was unable to advise the Board as to whether (i) SEAT was reasonably capable of consummating its proposal on the terms proposed or (ii) the SEAT proposal was at that time more favorable to the NetCreations' shareholders from a financial point of view than the merger with DoubleClick. In light of Robertson Stephens' response and the board's review and discussion, NetCreations' board of directors determined that it was unable to conclude that the SEAT proposal was at that time a superior proposal within the meaning of the then-existing DoubleClick merger agreement.

         Following receipt of the November 10 proposal, members of NetCreations' board and NetCreations' management had ongoing discussions regarding the initial written proposal from SEAT. Representatives of Robertson Stephens were also consulted from time to time during this period.

         On November 14, 2000, SEAT delivered to NetCreations a supplemental letter regarding its initial acquisition proposal. The supplemental letter provided a description of the due diligence items and issues which SEAT wished to address and reaffirmed that SEAT was prepared to perform its diligence and execute definitive documents on an expedited basis thereafter. Later that day, each member of NetCreations' board was informed of the November 14th letter, and the letter was delivered to each member of NetCreations' board and Robertson Stephens for their review and to DoubleClick as required under Section 6.04 of the then-existing DoubleClick merger agreement. Robertson Stephens indicated that its views concerning the initial written SEAT proposal had not changed as a result of the supplemental letter, given the limited terms contained in the SEAT proposal and the uncertainty of such proposal, including the due diligence condition contained therein.

         On November 15, 2000, NetCreations requested a waiver from DoubleClick of certain provisions in the then-existing DoubleClick merger agreement in order to reply to SEAT's due diligence request conveyed in the November 14th letter. On November 16, 2000, DoubleClick declined to grant such a waiver.

         On November 17, 2000, SEAT delivered to NetCreations a revised written proposal to acquire NetCreations. The second SEAT proposal contemplated a transaction structure identical to the transaction contemplated by SEAT's initial written proposal but proposed a reduced price of $9 per share in cash and removed the due diligence condition contained in the original SEAT proposal. The revised written proposal again stated that SEAT was prepared to execute agreements substantially similar to the agreements NetCreations and DoubleClick entered into on October 2, 2000. However, as was the case with the original SEAT proposal, the November 17th letter was non-binding and was not accompanied by definitive documents. NetCreations furnished the November 17th letter to each member of NetCreations' board and to Robertson Stephens, as well as to DoubleClick pursuant to Section 6.04 of the then-existing DoubleClick merger agreement. NetCreations' management discussed the revised SEAT proposal with Robertson Stephens. NetCreations again asked whether Robertson Stephens could, in light of the revised SEAT written proposal, advise as to whether (i) SEAT was reasonably capable of consummating its proposal on the terms proposed and (ii) the SEAT proposal was more favorable to NetCreations shareholders from a financial point of view than the merger with DoubleClick.

         On November 21, 2000, in connection with a board meeting scheduled for that day, NetCreations requested a confirmation from DoubleClick that it would not deem an inquiry by NetCreations to SEAT to violate the provisions of the merger agreement. Later that day, DoubleClick notified NetCreations that it declined to grant such confirmation.

         NetCreations' board of directors met on November 21, 2000. Also present at the meeting were Messrs. Burlant and Mattes, representatives of Robertson Stephens and representatives of Piper Marbury Rudnick & Wolfe LLP. At the meeting, Robertson Stephens advised the NetCreations board that, based upon the limited terms contained in the November 17th SEAT proposal and given the uncertainty of such proposal, Robertson Stephens was unable to advise the NetCreations' board of directors as to whether the SEAT proposal was at that time more favorable to the NetCreations shareholders from a financial point of view than the merger with DoubleClick. Also at the meeting, representatives of Piper Marbury Rudnick & Wolfe LLP advised the directors as to their fiduciary -duties and NetCreations' rights and obligations under the then-existing DoubleClick merger agreement with DoubleClick. The board of directors discussed the terms of the November 17th SEAT proposal and also discussed the uncertain effect of the decline in NetCreations' anticipated fourth quarter net revenues and NetCreations' evolving lower-than-expected earnings per share estimates, which estimates had not been publicly disclosed at the time, on the likely willingness of SEAT to proceed with the proposed transaction. In light of the response from Robertson Stephens and the board's review and discussion, the board of directors determined that it was unable to conclude that the SEAT proposal was at that time a superior proposal within the meaning of the merger agreement.

         The November 17th SEAT proposal expired by its terms on November 22, 2000. On November 23, 2000, an officer of NetCreations received a telephone call from a representative of SEAT stating that NetCreations would be receiving documents from SEAT shortly. Later on November 23, 2000, NetCreations and its representatives received a draft merger agreement and a draft shareholders' agreement from SEAT. According to the draft merger agreement, the shareholders of the acquired company referred to in the draft merger agreement would receive $9.00 in cash for each share of common stock. Such documents were not executed, were marked `draft', and were not accompanied by a binding proposal of any kind from SEAT.

         On November 24, 2000, NetCreations again asked whether Robertson Stephens could advise as to whether (i) SEAT was reasonably capable of consummating an acquisition transaction on the terms described in the draft merger documents just received from SEAT and (ii) any SEAT proposal was at that time more favorable to the NetCreations shareholders from a financial point of view than the merger with DoubleClick. Based upon the fact that there was no definitive binding proposal from SEAT before NetCreations, Robertson Stephens was unable to advise NetCreations as to whether any SEAT proposal was at that time more favorable to the NetCreations shareholders from a financial point of view than the merger with DoubleClick.

         By November 27, 2000, Ms. Resnick had contacted each member of the board of directors to discuss the documents received from SEAT on November 23, 2000. Each director was informed that NetCreations had still not received a binding proposal or executed definitive documents and that Robertson Stephens was therefore unable to advise NetCreations as to whether the SEAT proposal was at that time more favorable to the NetCreations shareholders from a financial point of view than the merger with DoubleClick. In light of the response of Robertson Stephens and following some discussion, each director agreed that the board continued to be unable to conclude that the SEAT proposal was at that time a superior proposal within the meaning of the DoubleClick merger agreement.


         On December 13, 2000, SEAT delivered to NetCreations a package containing a written binding proposal to acquire NetCreations, a merger agreement and a shareholders' agreement. The December 13th SEAT proposal contemplated an identical transaction structure to the transaction structures that SEAT had proposed before, but proposed a reduced purchase price of $7.00 per share in cash. The December 13th SEAT proposal stated that SEAT was prepared to execute the draft merger agreement and the shareholders' agreement attached thereto, subject only to (i) the execution of appropriate employment agreements with Ms. Resnick and Mr. Druckenmiller, which were to be in substance substantially similar to the agreements signed in connection with the then-existing DoubleClick merger agreement and (ii) SEAT's review of and satisfaction with any disclosure schedules NetCreations might attach to the merger agreement. SEAT stated in the December 13th SEAT proposal that the attachment of the final schedules prepared for the then-existing DoubleClick merger agreement (with each schedule being modified as appropriate to account for any structural differences between the then-existing DoubleClick merger agreement and SEAT's proposed agreement) would satisfy the disclosure schedule condition. NetCreations furnished the December 13th SEAT proposal and documents to each member of NetCreations' board of directors and to Robertson Stephens, as well as to DoubleClick pursuant to Section 6.04 of the then-existing DoubleClick merger agreement.


         NetCreations' management discussed the December 13th SEAT proposal with Robertson Stephens and again asked whether Robertson Stephens could, in light of the December 13th SEAT proposal, advise as to whether (i) SEAT was reasonably capable of consummating its proposal on the terms proposed and (ii) the December 13th SEAT proposal was at that time more favorable to NetCreations shareholders from a financial point of view than the merger with DoubleClick.

         NetCreations' board of directors met on the morning of December 15, 2000 to consider the December 13th SEAT proposal. All board members other than Mr. York attended. Also present at the meeting were Messrs. Burlant and Mattes, and representatives of Robertson Stephens and Piper Marbury Rudnick & Wolfe LLP. The board and NetCreations' management reviewed the December 13th SEAT proposal, the then-existing DoubleClick merger agreement (including, but not limited to, the restrictions under Section 6.04 of the DoubleClick merger agreement and the termination and termination fee provisions of the DoubleClick merger agreement), and related issues. The financial and legal advisors present made presentations, and then addressed questions raised by the board on these matters, and the board discussed various related matters, including the following:

         o a comparison of the December 13th SEAT proposal and the DoubleClick merger agreement:

         o an analysis of DoubleClick's daily trading volume and stock price;

         o    historical exchange ratio analyses;

         o an analysis of the valuation of comparable public companies and comparable precedent acquisitions;

         o    an analysis of NetCreations' trading volume;

         o a summary of financial analysts' commentary on DoubleClick, including reference to the volatility and adverse developments in the industry and the stock market; and

         o a summary description of SEAT and its financial capability to consummate the transaction proposed by SEAT.

Robertson Stephens then advised the board that as of December 15, 2000 (i) based upon publicly available information, SEAT was reasonably capable of consummating the December 13th SEAT proposal on the terms proposed and (ii) the December 13th SEAT proposal was more favorable to NetCreations shareholders from a financial point of view than the proposed merger with DoubleClick. Representatives of Piper Marbury Rudnick & Wolfe LLP responded to questions from the directors and discussed various aspects of the December 13th SEAT proposal, the then-existing DoubleClick merger agreement and the fiduciary responsibilities of NetCreations board of directors. NetCreations' board of directors then decided to reconvene later that afternoon.


         NetCreations' board of directors met again on the afternoon of December 15, 2000 to continue its discussion and consideration of the December 13th SEAT proposal with NetCreations' management and advisors. Also present at the meeting were Messrs. Burlant and Mattes, representatives of Robertson Stephens and representatives of Piper Marbury Rudnick & Wolfe LLP. The NetCreations' board of directors authorized Robertson Stephens to ask DoubleClick if it would increase its price for NetCreations in light of the December 13th SEAT proposal, which was at a substantial premium both to the price per share of NetCreations common stock and to the consideration to be received by NetCreations shareholders under the then-existing DoubleClick merger agreement, based on the price per share of DoubleClick common stock, in each case based upon the closing price per share on that day as well as recent day trailing averages. The board of directors agreed to convene again on the evening of December 17, 2000.


         On December 17, 2000, DoubleClick informed Robertson Stephens that it would not revise the terms of the DoubleClick merger agreement to increase the consideration to be paid to NetCreations shareholders. NetCreations' board of directors met on the evening of December 17, 2000. All board members other than Mr. Slayton attended. Also present were Messrs. Burlant and Mattes, representatives of Robertson Stephens and representatives of Piper Marbury Rudnick & Wolfe LLP. The board resumed its discussion and consideration of the December 13th SEAT proposal, the relevant provisions of the DoubleClick merger agreement, the fiduciary responsibilities of NetCreations' directors, and related matters discussed at the December 15, 2000 board meetings with NetCreations' management, investment bankers and counsel. At the conclusion of the meeting, the board agreed to retain Greenberg Traurig P.C. as special outside counsel to advise the outside directors of NetCreations in connection with various matters pertaining to the SEAT proposal and the DoubleClick merger agreement.


         Following the meeting on December 17, 2000 and through December 19, 2000, individual members of NetCreations' board, NetCreations' management, representatives of Robertson Stephens, representatives of Piper Marbury Rudnick & Wolfe LLP and representatives of Greenberg Traurig P.C. held conversations to continue to discuss and examine the December 13th SEAT proposal and the DoubleClick merger agreement.

         NetCreations' board of directors met again late on the evening of December 19, 2000 to consider the December 13th SEAT proposal. All board members other than Mr. Slayton attended. Also present at the meeting were Messrs. Burlant and Mattes, representatives of Robertson Stephens, representatives of Piper Marbury Rudnick & Wolfe LLP and representatives of Greenberg Traurig P.C. NetCreations' board of directors continued its previous discussions of the December 13th SEAT proposal, the relevant provisions of the DoubleClick merger agreement, the fiduciary responsibilities of the NetCreations directors, and related matters. The financial and legal advisors present addressed questions raised by the board on these matters and made presentations, and the board discussed various related matters, including the following:

o the terms and conditions and financial aspects of the December 13th SEAT proposal;

o the terms and conditions and financial aspects of the then-existing DoubleClick merger agreement (including future performance of DoubleClick and NetCreations);

o SEAT's apparent intent to, and financial ability to, consummate the proposed SEAT merger;

o the effect upon NetCreations' employees, customers and suppliers of pursuing the December 13th SEAT proposal rather than the DoubleClick merger agreement;

o the deterioration of DoubleClick's stock price and outlook for DoubleClick common stock in the context of volatile and adverse industry; stock market conditions; and

o the premium represented by the December 13th SEAT proposal to the price of NetCreations common stock and to the consideration to be received by NetCreations stockholders under the then-existing DoubleClick merger agreement, based upon the closing stock prices of NetCreations common stock and DoubleClick common stock on December 19, 2000 and trailing average closing prices for recent periods.

Management and various professional advisors next reviewed with the board the terms of the proposed merger agreement and ancillary documents, including, among other provisions:

     o the representations and warranties of the parties; the post-execution covenants and agreements, including the non-solicitation provision, the closing conditions, the termination and break-up fee provisions; and

     o the ancillary documents that would be required by SEAT, including the shareholder voting agreements that were to be executed by Ms. Resnick and Mr. Druckenmiller covering approximately 65% of NetCreations' outstanding voting stock and the post-closing employment agreements pertaining to Ms. Resnick and Mr. Druckenmiller.

         NetCreations inquired of Robertson Stephens whether, and Robertson Stephens advised the board that as of December 19, 2000 (i) based upon publicly available information, SEAT was reasonably capable of consummating the December 13th SEAT proposal on the terms proposed and (ii) the December 13th SEAT proposal was more favorable to NetCreations shareholders from a financial point of view than the proposed merger with DoubleClick. In addition, Robertson Stephens stated its opinion that the transaction proposed by SEAT was fair, from a financial point of view, to NetCreations shareholders. The NetCreations' board of directors determined that (i) entering into negotiations with SEAT regarding the December 13th SEAT proposal was necessary in order for the board to fulfill its fiduciary duty to NetCreations or its shareholders under applicable law,
(ii) SEAT was reasonably capable of consummating the December 13th SEAT proposal on the terms proposed by SEAT, and (iii) the December 13th SEAT proposal was more favorable to the shareholders of NetCreations from a financial point of view than the then-proposed merger with DoubleClick and that the merger proposed by SEAT was more favorable to the shareholders of NetCreations than the merger proposed by DoubleClick, taking into account all the terms and conditions of the December 13th SEAT proposal and the DoubleClick merger agreement. The board further determined, as a consequence, that the December 13th SEAT proposal constituted a "superior proposal" within the meaning of Section 6.04 of the DoubleClick merger agreement.


         On December 20, 2000, representatives of Piper Marbury Rudnick & Wolfe LLP met with representatives of Cravath Swaine & Moore, counsel to SEAT, to discuss the December 13th SEAT proposal and the related merger agreement and shareholders' agreement. At the conclusion of the meeting which lasted into the evening, SEAT presented a revised binding proposal, including a revised form of merger agreement and shareholders' agreement. The December 20th SEAT proposal contemplated a transaction structure substantially the same as the December 13th SEAT proposal, and the proposed merger consideration continued to be $7.00 per share in cash for each NetCreations share. The December 20th SEAT proposal stated that SEAT was prepared to execute the merger agreement and the shareholders' agreement attached to the proposal, subject only to the execution of appropriate employment agreements with Ms. Resnick and Mr. Druckenmiller to be in substance substantially similar to the agreements signed in connection with the DoubleClick merger agreement. SEAT also agreed to reimburse NetCreations if, prior to the expiration of SEAT's binding proposal, NetCreations incurred liability to DoubleClick in the form of a termination fee as a result of actions taken by NetCreations pursuant to Section 6.04 of the DoubleClick merger agreement and SEAT did not subsequently enter into the proposed merger agreement (and related agreements) with NetCreations or breached those agreements.

         NetCreations' board of directors met on the afternoon of December 20, 2000 to review the status of the discussions with Cravath Swaine & Moore. All members of the Board other than Mr. Slayton attended. Also present at the meeting were Messrs. Burlant and Mattes, representatives of Robertson Stephens, representatives of Piper Marbury Rudnick & Wolfe LLP and representatives of Greenberg Traurig P.C. Representatives of Piper Marbury Rudnick & Wolfe LLP responded to questions from directors, discussed various aspects of the December 20th SEAT proposal and informed the board that they expected to receive a revised proposal from SEAT shortly. NetCreations' board of directors then decided to reconvene later that evening. Shortly after the conclusion of the meeting, NetCreations furnished the December 20th SEAT proposal and related forms of merger agreement and shareholders' agreement to each member of NetCreations' board, its investment bankers, and its outside counsel, including counsel to the outside directors.

         NetCreations' board of directors met on the evening of December 20, 2000 to consider the December 20th SEAT proposal, including the related merger agreement and shareholders agreement, which were substantially similar to the merger agreement and shareholders agreement previously proposed by SEAT and considered by NetCreations' board. Also present were Messrs. Burlant and Mattes, representatives of Robertson Stephens, representatives of Piper Marbury Rudnick & Wolfe LLP and representatives of Greenberg Traurig P.C. NetCreations' financial and legal advisors present addressed various questions raised by the board on these matters and made presentations, and the board discussed various related matters, including substantially the same matters as were addressed at the December 19th board meeting. NetCreations inquired of Robertson Stephens, and Robertson Stephens stated to the board that as of December 20, 2000 (i) based upon publicly available information, SEAT was reasonably capable of consummating the December 20th SEAT proposal on the terms proposed and (ii) the December 20th SEAT proposal was more favorable to NetCreations shareholders from a financial point of view than the merger with DoubleClick. In addition, Robertson Stephens stated its opinion that the proposed transaction with SEAT was fair, from a financial point of view, to NetCreations shareholders. At the conclusion of those discussions and based upon the advice received NetCreations' board of directors determined that (i) entering into negotiations with SEAT regarding the December 20th SEAT proposal was necessary in order for the board to fulfill its fiduciary duty to NetCreations or its shareholders under applicable law, (ii) SEAT was reasonably capable of consummating the December 20th SEAT proposal on the terms proposed by SEAT, and (iii) the December 20th SEAT proposal was more favorable to the shareholders of NetCreations from a financial point of view than the then-proposed merger with DoubleClick and that the merger proposed by SEAT was more favorable to the shareholders of NetCreations than the merger proposed by DoubleClick, taking into account all the terms and conditions of the December 20th SEAT proposal and the DoubleClick merger agreement. The board further determined, as a consequence, that the December 20th SEAT proposal constituted a "superior proposal" within the meaning of Section 6.04 of the DoubleClick merger agreement.

         The board then determined, in accordance with Section 9.01(h) of the then-existing DoubleClick merger agreement, to authorize NetCreations to enter into a binding written agreement to effect the proposed merger with SEAT subject to complying with the applicable terms and conditions of the DoubleClick merger agreement. In accordance with Sections 6.04 and 9.01(h) of the DoubleClick merger agreement, the board authorized the delivery of notice to DoubleClick of NetCreations' intention to enter into a binding agreement with respect to the December 20th SEAT proposal as soon as NetCreations was contractually permitted to do so under the DoubleClick merger agreement. That notice was delivered to DoubleClick, along with notice of the December 20th SEAT proposal and copies of the related agreements, late in the evening of December 20th, 2000.

         On December 21, 2000, DoubleClick informed NetCreations that, pursuant to Section 9.01(d), it was terminating the DoubleClick merger agreement.

         NetCreations' board of directors met on December 22, 2000 to consider and vote upon the proposed merger agreement with SEAT and related shareholders' agreement and exhibits. Also present at the meeting were Messrs. Burlant and Mattes, representatives of Robertson Stephens, representatives of Piper Marbury Rudnick & Wolfe LLP and representatives of Greenberg Traurig P.C. NetCreations' financial and legal advisors present addressed various questions raised by the board on these matters and made presentations, and the board discussed various related matters, including substantially the same matters as were addressed at the December 19th and December 20th board meetings. NetCreations inquired of Robertson Stephens, and Robertson Stephens stated to the board its opinion, that the proposed transaction with SEAT was fair, from a financial point of view, to NetCreations shareholders. At the conclusion of the discussions, the board unanimously adopted the terms of the merger and authorized management to continue to negotiate the final terms of the merger agreement and related agreements and to execute and deliver those agreements as finalized.

         The SEAT merger agreement and related transaction documents were signed by the parties on the evening of December 22, 2000. SEAT and NetCreations jointly announced the merger on the morning of December 26, 2000.


NetCreations' Reasons for the Merger; Unanimous Recommendation of NetCreations' Board of Directors

         NetCreations' board of directors has unanimously adopted the SEAT merger agreement, has unanimously determined that the merger is fair to, and in the best interests of, NetCreations and its shareholders, and has determined to recommend that the shareholders adopt the SEAT merger agreement and the SEAT merger.

         At a meeting held on December 22, 2000, the NetCreations' board, with the assistance of NetCreations' outside financial and legal advisors, considered the legal, financial and other terms of the merger.

         The decision by NetCreations' board of directors was based on several potential benefits of the SEAT merger and involved the consideration of a number of factors, many of which had been considered, as well, at prior board meetings during the preceding week, commencing with the board meetings on December 15, 2000, including the following:

o under the SEAT merger agreement, NetCreations shareholders will receive for their shares merger consideration which is all cash, which provides certainty of value to NetCreations shareholders in a time period which has been characterized by a high degree of volatility and adversity in our industry and in the prices of stocks of public companies in our industry;

o the merger consideration offered by SEAT, which consists of $7.00 in cash per each share of NetCreations stock, represented a 60% premium over the closing price per share of NetCreations common stock at the close of business on December 20, 2000, the last trading day prior to the public disclosure that NetCreations had received a binding $7.00 cash per share offer, a 39% premium over the average closing price per share of NetCreations common stock over the ten preceding trading days ending on December 20, 2000, and a 30% premium over the average closing price per share of NetCreations common stock over the twenty preceding trading days ending on December 20, 2000;

o the $7.00 cash per share merger consideration offered by SEAT represented a 71% premium over the consideration per share which would have been received by NetCreations shareholders pursuant to the DoubleClick merger agreement, based on the closing price per share of DoubleClick common stock on December 20, 2000, the last trading day prior to the public announcement that NetCreations had received a binding $7.00 cash per share offer from SEAT, a 40% premium over the consideration per share which would have been received by NetCreations shareholders pursuant to the DoubleClick merger agreement, based on the average closing price per share of DoubleClick common stock over the ten trading days preceding December 20, 2000, and a 35% premium over the average closing price per share of DoubleClick common stock over the twenty trading days preceding December 20, 2000;

o financial analysts' commentary on DoubleClick, including reference to the volatility and adverse developments in the industry and the stock market generally;

o the fact that, under the terms of the SEAT merger agreement, the completion of the merger is not conditioned on SEAT's ability to obtain financing and the board's view of the likelihood that the proposed acquisition would be consummated in light of the experience, reputation and financial capability of SEAT;

o the fact that the $7.00 cash price per share merger consideration to be received by NetCreations shareholders under the SEAT merger agreement compared favorably, according to a number of applicable valuation methodologies, to the consideration received by shareholders of other companies in a number of comparable transactions;

o the opinion of Robertson Stephens, delivered orally on December 22, 2000, and later confirmed in writing and more fully described in `Opinion of NetCreations' Financial Advisor,' that as of such date, and subject to assumptions made, matters considered and limitations on the review set forth in its opinion, the cash consideration in the merger was fair to NetCreations shareholders from a financial point of view;

o NetCreations' board's belief that, based upon, among other things, the analyses of Robertson Stephens, the merger consideration was fair, from a financial point of view, to, and in the best interest of, NetCreations shareholders;

o historical information concerning NetCreations' respective businesses, financial performance and condition, operations, technology and management;

o NetCreations' management's view of the financial condition, competitive position and prospects, results of operations and businesses of NetCreations before and after the expected closing date of the merger;

o the trading prices and volumes (as well as prospects for future growth in value) of NetCreations common stock;

o current financial market conditions and historical stock market prices, volatility and trading information;

o    the belief that the terms of the merger agreement were reasonable;

o results of the due diligence investigation of SEAT conducted by NetCreations' investment bankers; and

o the competitive environment for online email direct marketing, online advertising and interactive marketing companies generally.

         NetCreations' board also reviewed with its legal advisors:

o    the terms and conditions of the SEAT merger agreement;

o    the terms and conditions of the shareholders' agreement;

o the terms and conditions of the proposed employment agreements of Rosalind Resnick and Ryan Druckenmiller with NetCreations following the proposed merger;

o the amount of the termination fee and the events triggering payment of the termination fee under both the SEAT merger agreement and the DoubleClick merger agreement; and

o the provisions of the SEAT merger agreement limiting the ability of NetCreations to negotiate with other companies regarding an alternative transaction, and the potential effect these provisions would have on NetCreations' receipt of alternative proposals that could be superior to the merger with SEAT.

         NetCreations' board also considered a number of potentially negative factors in its deliberations concerning the merger, including:


o the risk that between the date of executing the merger agreement with SEAT and the date on which the DoubleClick merger would have been consummated, the price per share at which DoubleClick common stock is traded might increase so that the consideration per share which would have been received by NetCreations shareholders pursuant to the DoubleClick merger might be significantly more than the $7.00 cash price per share to be received by NetCreations shareholders upon consummation of the merger;

o    the risk that the merger might not be consummated; and

o the fact that an all cash transaction would be taxable to NetCreations shareholders for United States federal income tax purposes.

         The decision of NetCreations' board was the result of its careful consideration of a range of strategic alternatives, including joint ventures, acquisitions and business combinations and relationships with SEAT, DoubleClick and other companies in the pursuit of a long-term business strategy for NetCreations. The NetCreations' board's primary consideration was to identify and secure the alternative that would provide the best strategic fit for NetCreations and the best value to NetCreations shareholders. In this regard, NetCreations' board concluded that the merger with SEAT represented the best course of action among several alternatives considered by the board.

         NetCreations' board concluded that the SEAT merger's potential benefits to NetCreations and its shareholders outweighed the associated risks as well as the potential benefits of the DoubleClick merger to NetCreations and its shareholders. The discussion of the information and factors considered by NetCreations' board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, NetCreations' board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

         Following the board meeting on December 22, 2000, the board unanimously adopted the merger agreement and approved the merger. Accordingly, the board unanimously recommends that NetCreations shareholders vote "FOR" the adoption of the merger agreement.

Opinion of NetCreations' Financial Advisor

         Under a letter agreement dated September 22, 2000, as amended, NetCreations engaged Robertson Stephens to act as its financial advisor in connection with a possible sale of, or business combination involving, NetCreations, and to render an opinion as to the fairness of a transaction, from a financial point of view, to holders of shares of NetCreations common stock.

         On December 22, 2000, at a meeting of the NetCreations board held to consider and vote upon the proposed merger agreement and related agreements, Robertson Stephens delivered to NetCreations' board of directors its oral opinion, subsequently confirmed in writing, that, as of December 22, 2000, and based on the matters considered and the limitations on the review undertaken described in the opinion, the $7.00 per share cash offer from SEAT was fair, from a financial point of view, to holders of shares of NetCreations common stock. Robertson Stephens' opinion included the opinion that the financial terms of the SEAT merger are more favorable to NetCreations' shareholders than the DoubleClick merger's exchange ratio, as well as that SEAT is reasonably capable of completing the SEAT merger. Robertson Stephens has consented to the use of its opinion in this proxy statement and the full text of this opinion is reprinted as Appendix C to this proxy statement. No limitations were imposed by NetCreations' board on Robertson Stephens with respect to the investigations made or procedures followed by it in furnishing its opinion. Although Robertson Stephens did assist the management of NetCreations in those negotiations, it was not asked by NetCreations to propose or recommend and did not propose or recommend, any specific cash price per share as the appropriate cash price per share for the merger.

         You should consider the following when reading the discussion of the opinion of NetCreations' financial advisor in this document:

         o We urge you to read carefully the entire opinion of Robertson Stephens, which is set forth in Appendix C to this proxy statement and is incorporated by reference.

         o The following description of the opinion of Robertson Stephens is qualified by reference to the full opinion located in Appendix C to this proxy statement. The full opinion sets forth, among other things, the assumptions made by Robertson Stephens, the matters it considered and the limitations on the review undertaken.

         o The Robertson Stephens opinion was prepared for the benefit and use of the NetCreations board in its consideration of the merger and does not constitute a recommendation to shareholders of NetCreations as to how they should vote at the special meeting, or take any other action, in connection with the SEAT merger.

         Although developments following the date of the Robertson Stephens opinion may affect the opinion, Robertson Stephens assumed no obligation to update, revise or reaffirm its opinion. The Robertson Stephens opinion is necessarily based upon market, economic and other conditions that were in effect on, and information made available to Robertson Stephens as of, the date of the opinion. You should understand that subsequent developments may affect the conclusion expressed in the Robertson Stephens opinion, and that Robertson Stephens disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion. The Robertson Stephens opinion is limited to the fairness, from a financial point of view and as of the date thereof, as well as the other matters referred to above, of the $7.00 per share cash offer to the holders of shares of NetCreations common stock.


Opinion and Analysis of Robertson Stephens

In connection with the preparation of the Robertson Stephens opinion, Robertson
Stephens:

         (i) reviewed certain publicly available financial statements and other business and financial information of the Company and SEAT and some related companies;

         (ii) reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward looking information, concerning the Company prepared by the management of the Company;

         (iii) reviewed with the Company certain publicly available estimates of research analysts relating to NetCreations and DoubleClick;

         (iv) held discussions with the management of NetCreations concerning the business, past and current operations, financial condition and future prospects of NetCreations and DoubleClick;

         (v) reviewed the financial terms and conditions set forth in the SEAT Merger Agreement;

         (vi) reviewed the stock price and trading history of NetCreations Common Stock and DoubleClick common stock;


         (vii) compared the financial performance of NetCreations and the prices and trading activity of NetCreations Common Stock with that of certain other publicly traded companies comparable with NetCreations;

         (viii) compared the financial terms of the SEAT merger with the financial terms, to the extent publicly available, of other transactions that Robertson Stephens deemed relevant; and

         (ix) made such other studies and inquiries, and took into account such other matters as Robertson Stephens deemed relevant, including its assessment of general economic, market and monetary conditions.

         In Robertson Stephens' review and analysis, and in arriving at its opinion, Robertson Stephens has assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it (including information furnished to us orally or otherwise discussed with it by NetCreations' management) or publicly available and has neither attempted to verify, nor assumed responsibility for verifying, any of such information. Robertson Stephens has relied upon the assurances of NetCreations' management that it is not aware of any facts that would make such information inaccurate or misleading. Furthermore, Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of NetCreations, nor was it furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for NetCreations that Robertson Stephens reviewed, Robertson Stephens assumed that such forecasts and projections were reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of the management of NetCreations as to the future financial condition and performance of NetCreations, and Robertson Stephens has further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. Robertson Stephens has assumed that the SEAT merger will be consummated upon the terms set forth in the SEAT Merger Agreement without material alteration thereof. In addition, Robertson Stephens has assumed that the historical financial statements of NetCreations reviewed by it have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.


         Robertson Stephens' opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to Robertson Stephens as of the date of the opinion. You should understand that subsequent developments may affect the conclusion expressed in Robertson Stephens' opinion and that Robertson Stephens did not agree to update its opinion in any way. Robertson Stephens' opinion is limited to the fairness, from a financial point of view, of the $7.00 per share contemplated by the SEAT merger, as well as the other matters referred to above. Robertson Stephens did not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the SEAT merger, (ii) any tax or other consequences that might result from the SEAT merger or (iii) the price at which shares of DoubleClick common stock will be traded in the future, nor any other comparison of any kind between the DoubleClick merger agreement and the merger agreement as of a future date. Except as set forth below, the opinion did not address the relative merits of the SEAT merger and the other business strategies that NetCreations' board of directors has considered or may be considering, nor does it address the decision of NetCreations' board of directors to proceed with the SEAT merger.


         The following is a summary of the material financial analyses performed by Robertson Stephens in connection with rendering its opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by Robertson Stephens. Certain of the information in this section is presented in tabular form. IN ORDER TO UNDERSTAND BETTER THE FINANCIAL ANALYSES PERFORMED BY ROBERTSON STEPHENS, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE ROBERTSON STEPHENS OPINION IS BASED ON THE TOTALITY OF THE VARIOUS

ANALYSES THAT IT PERFORMED, AND NO PARTICULAR PORTION OF THE ANALYSIS HAS ANY MERIT STANDING ALONE.


         COMPARISON OF DOUBLECLICK AND SEAT OFFERS.


                                DoubleClick Offer Based on                                          Implied
          Timeframe                 0.41 Exchange Ratio           SEAR Offer - Cash              SEAT Premium
          ---------                 -------------------           -----------------              ------------
12/20/00 -- Spot                           $4.10                        $7.00                        71.0%
12/22/00 -- Spot                           $4.11                        $7.00                        70.2%
10-Day Trailing Avg                        $4.81                        $7.00                        45.6%
20-Day Trailing Avg                        $5.06                        $7.00                        38.4%
30-Day Trailing Avg                        $5.40                        $7.00                        29.6%
Avg Since DoubleClick/
  NetCreations Merger
  Announcement on 10/3/00                  $6.31                        $7.00                        10.9%

         COMPARABLE COMPANY ANALYSIS. Using publicly available information, Robertson Stephens analyzed, among other things, the trading multiples of NetCreations and the following selected publicly traded companies in the Internet advertising/marketing-serving segment:

     o   24/7 Media                           o   Be Free                      o   MyPoints.com

     o   Aptimus                              o   Engage                       o   Netcentives

     o   Avenue A                             o   L90                          o   Promotions.com

     o   coolsavings.com                      o   LifeMinders                  o   ValueClick


         REVENUES. As set forth in the following table, applying a range of total capitalization multiples for these companies for calendar years 2000 and 2001 to corresponding revenue data for NetCreations resulted in the following range of implied share prices and equity values for calendar years 2000 and 2001. Robertson Stephens defined total capitalization as the equity market capitalization plus funded debt less cash and cash equivalents. If total capitalization was a negative value, then no multiple was assigned.


                                                                       Implied
           Calendar                      Range of                   NetCreations                    Implied
             Year                        Multiples             Equity Value (Millions)            Share Price
             ----                        ---------             -----------------------            -----------
   Based on Trading Values
             2000                      0.1x to 0.4x                  $33.0-$50.8                  $2.12-$3.27
             2001                      0.0x to 0.2x                  $31.3-$41.1                  $2.01-$2.64
                                                                                                  Mean: $2.51
 Based on Acquisition Values
    2000 40%-60% Premiums              0.1x to 0.6x                  $34.1-$63.3                  $2.19-$4.07
    2000 40%-60% Premiums              0.0x to 0.3x                  $31.8-$47.8                  $2.04-$3.07
                                                                                                  Mean: $2.84



         SELECTED PRECEDENT TRANSACTION ANALYSIS. Robertson Stephens analyzed the aggregate value and implied transaction value multiples paid or proposed to be paid in selected precedent transactions in the Internet advertising/marketing and related Internet service segments, including:

         Click Agents / ValueClick (November 1, 2000)

         @plan / DoubleClick (September 25, 2000)

         MineShare / Digital Impact (July 19, 2000)

         Cybergold / MyPoints (April 17, 2000)

         Exactis.com / 24/7 Media (February 29, 2000)

         Post Communications / Netcentives (February 15, 2000)

         Direct Hit / Ask Jeeves (January 25, 2000)

         Yesmail.com / CMGI (December 15, 1999)

         Flycast / CMGI (September 30, 1999)

         NetGravity / DoubleClick (July 13, 1999)

         Abacus Direct / DoubleClick (June 14, 1999)

         Encompass / Yahoo! (May 27, 1999)


         Robertson Stephens compared, among other things, the aggregate value in these transactions as a multiple of the latest twelve months' revenues (`LTM') and the projected next 12 months' revenues (`NTM'). The multiples used were adjusted to reflect the most recent closing acquiror stock prices at the time of the opinion, as contrasted with the prevailing acquiror prices at the time of the respective transaction's announcement. Applying these multiples to similar revenue figures for NetCreations resulted in the following range of implied values per share. In addition, the implied equity values derived from the 1-Day and 30-Day Premiums analyses assumed that NetCreations' share price would have declined by the average percentage decline experienced by that of its comparable company peer group since the DoubleClick merger agreement was announced on October 3, 2000. The premiums listed below were then applied to the hypothetically constructed share price for NetCreations. The purpose of these adjustments was to eliminate the "tandem trading" impact the DoubleClick merger agreement has on NetCreations common stock.


                                                                 Implied
                                     Range of                 NetCreations                  Implied
                                    Multiples            Equity Value (Millions)        Value Per Share
                                    ---------            -----------------------        ---------------
     LTM                           1.0x to 2.0x               $85.3-$140.6                $5.48-$9.04
     NTM                           0.5x to 1.5x               $58.5-$115.5                $3.76-$7.42
     1 Day Premium to               20% to 30%                 $68.1-$73.8                $4.38-$4.74
     Market
     30 Day Premium to              40% to 60%                 $79.4-$90.8                $5.10-$5.83
     Market
                                                                                          Mean: $5.72

                                      Stock                       Stock
     Comparable                       Price                       Price
     Company                         10/2/00                    12/22/00                    % Change
     -------                         -------                    --------                    --------
     24/7 Media                        9.44                       0.66                        -93%
     Aptimus                           3.00                       1.09                        -64%
     Avenue A                          4.19                       1.19                        -72%
     Coolsavings.com                   4.19                       2.38                        -43%
     Be Free                           2.63                       0.75                        -71%
     Engage                            7.50                       1.03                        -86%
     L90                               7.69                       3.63                        -53%
     LifeMinders                      22.13                       3.06                        -86%
     MyPoints.com                      5.25                       1.31                        -75%
     Netcentives                       9.00                       3.78                        -58%
     Promotions.com                    1.78                       0.22                        -88%
     ValueClick                        6.50                       4.78                        -26%
                                                                                           Mean: -68%


         No company, transaction or business used in the comparable company analysis or the selected precedent transaction analysis as a comparison is identical to NetCreations or the SEAT merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors and trends that could affect the acquisition, public trading and other values of the comparable companies or the business segment, company or transactions to which they are compared. In addition, while the foregoing summary describes the analyses and factors that Robertson Stephens deemed material in its presentation to NetCreations' board of directors, it is not a comprehensive description of all analysis and factors considered by Robertson Stephens.


         The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Robertson Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Robertson Stephens is based on all analyses and factors taken as a whole and also on application of Robertson Stephens' own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. Robertson Stephens therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Robertson Stephens made numerous assumptions with respect to anticipated industry performance, general business and other conditions and matters, and present industry and transaction trends, many of which are beyond the control of NetCreations or Robertson Stephens and their likely impact on the future performance of NetCreations on a stand-alone basis, or of DoubleClick. Any estimates contained in these analyses are not necessarily indicative of actual values or predicative of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty. NetCreations engaged Robertson Stephens under a letter agreement dated September 22, 2000 as amended. The agreement provides that, for its services, Robertson Stephens is entitled to receive a transaction fee of approximately $1.5 million. NetCreations has also agreed to reimburse Robertson Stephens for its out-of-pocket expenses and to indemnify and hold harmless Robertson Stephens and its affiliates and any other person, director, employee or agent of Robertson Stephens or any of its affiliates, or any person controlling Robertson Stephens or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Robertson Stephens as financial advisor to NetCreations.

         The terms of the fee arrangement with Robertson Stephens, which NetCreations and Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between NetCreations and Robertson Stephens, and the NetCreations board of directors was aware of these fee arrangements. Robertson Stephens was retained based on Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as Robertson Stephens' investment banking relationship and familiarity with NetCreations.

         Robertson Stephens is an internationally recognized investment banking firm. As part of its investment banking business, Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

Interests of Certain Persons in the Merger

         In considering the recommendation of NetCreations' board, NetCreations shareholders should be aware that certain officers and directors of NetCreations have interests in the merger that may be different from, or are in addition to, those of NetCreations shareholders generally. NetCreations' board was aware of these potential conflicts and considered them.

         In connection with the closing of the merger, Rosalind Resnick, NetCreations' Chairman and Chief Executive Officer and one of its directors, and Ryan Scott Druckenmiller, NetCreations' Chief Technology Officer and one of its directors, will receive approximately $40 million and $37 million, respectively, for their NetCreations common stock. If NetCreations had remained a stand alone entity Ms. Resnick and Mr. Druckenmiller would not likely have been able to sell or transfer their entire holdings either in the same timeframe or in one transaction pursuant to the volume restrictions of Rule 144 under the Securities Act.

         NetCreations has entered into employment agreements with Ms. Resnick and Mr. Druckenmiller which will become effective upon the closing of the merger. See `The Merger Agreement and Related Agreements - Related Agreements.'

         The merger agreement provides that, from and after the effective time, SEAT will, and SEAT will cause NetCreations, for a period of six years after the effective time of the merger, to indemnify each person who is or was a director or officer of NetCreations or any of its subsidiaries at or at any time prior to the effective time of the merger against losses incurred as a result of actions or omissions (or alleged actions or omissions) occurring on or prior to the effective time of the merger. During this period, the provisions with respect to immunities and indemnification that are set forth in NetCreations' certificate of incorporation, by-laws and contractual arrangements in effect on the date of the merger agreement, with certain exceptions, will survive the merger and not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the effective time of the merger were directors, officers, employees or agents of NetCreations. In addition, the merger agreement provides that for a period of three years after the effective time, SEAT will use best efforts to maintain NetCreations' existing directors' and officers' liability insurance. See `The Merger Agreement and Related Agreements -- Director and Officer Indemnification and Insurance.'


Applicable Waiting Periods and Regulatory Approvals

         The merger is subject to U.S. antitrust laws. We are making the required filings with the Department of Justice and the Federal Trade Commission. The Department of Justice and the Federal Trade Commission, as well as a state antitrust authority or private person, may challenge the merger at any time before or after it is completed.

         Neither NetCreations, SEAT nor Sogerim is aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with applicable corporate law of New York.


Federal Income Tax Considerations


         The following discussion is a summary of material U.S. federal income tax consequences of the merger to holders of common stock who are U.S. persons and hold their shares as capital assets. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, administrative pronouncements of the U.S. Internal Revenue Service (the "IRS") and judicial decisions in effect on the date hereof, all of which are subject to change, retroactively and prospectively, and to possibly differing interpretations. For purposes hereof, a U.S. person is (i) a U.S. citizen or resident alien individual, (ii) a corporation created or organized in or under the laws of the United States or any state, (iii) an estate the income of which is subject to U.S. federal income tax without regard to the source and (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions relating to the trust. The discussion set forth below is for general information only and, thus, does not address all of the U.S. federal income tax consequences of the merger that may be relevant to the holders of NetCreations common stock based upon their particular circumstances. Moreover, this summary does not apply to certain categories of holders of common stock that may be subject to special tax rules, including, but not limited to, banks, tax-exempt organizations, insurance companies, regulated investment companies, non-U.S. persons and holders who acquired such shares pursuant to the exercise of employee stock options or otherwise as compensation. Nor does this discussion address the state, local or foreign tax consequences of the merger.

EACH HOLDER OF NETCREATIONS COMMON STOCK IS URGED TO CONSULT WITH HIS OR HER TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

         General Federal Income Tax Consequences of the Merger. The receipt of cash in exchange for common stock pursuant to the merger will be a taxable sale for U.S. federal income tax purposes. Accordingly, a NetCreations shareholder who receives cash pursuant to the merger will recognize taxable gain or loss equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the shares surrendered. The gain or loss will be a long-term capital gain or loss if, as of the date of the sale, such shareholder's holding period for such shares is more than one year. Under current law, an individual is subject to a maximum federal income tax rate of 20% on any net long-term capital gains, and a corporation is subject to a maximum U.S. federal income tax rate of 35% on any net capital gain. Short-term capital gain is taxed to individuals at the same rate as the individual's ordinary income. If the receipt of cash in exchange for shares results in recognition of a capital loss, deductibility of such loss may be subject to some limitations.

         Backup Withholding. Unless a NetCreations shareholder complies with certain reporting or certification procedures or an exemption applies under applicable provisions of the Code and Treasury regulations, such shareholder may be subject to a backup withholding tax of 31% with respect to the cash payments received pursuant to the merger. Therefore, each NetCreations shareholder should complete and sign the substitute Form W-9 included as part of the letter of transmittal to be sent to each NetCreations shareholder, so as to provide the information and certification necessary to avoid backup withholding, unless it is demonstrated in a manner satisfactory to the exchange agent that an exemption applies. A non-U.S. NetCreations shareholder should consult such shareholder's tax advisor with respect to the application of withholding rules to such shareholder on cash payments received pursuant to the merger.



Delisting and Deregistration of NetCreations Common Stock Following the Merger

         If the merger is completed, NetCreations common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.


                   THE MERGER AGREEMENT AND RELATED AGREEMENTS

         The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this proxy statement and incorporated herein by reference. We urge you to read the merger agreement in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the merger agreement or other agreements and the following summary, the merger agreement and other agreements will control.


The Merger

         Nickel Acquisition will merge with and into NetCreations following:

o    the adoption of the merger agreement by the NetCreations shareholders; and

o    the satisfaction or waiver of the other conditions to the merger.

         NetCreations will be the surviving corporation following the merger.

Effective Time

         At the time of the closing of the merger, the parties will cause the merger to become effective by filing a certificate of merger with the New York Secretary of State. NetCreations and SEAT are working toward completing the merger as soon as possible and hope to complete the merger during the first quarter of 2001. Because the merger is subject to the satisfaction or waiver of conditions specified in the merger agreement, however, we cannot predict the exact timing of the completion of the merger.


Directors and Officers of NetCreations after the Merger

         The directors and officers of Nickel Acquisition will become the new directors and officers of NetCreations at the effective time. It is the expectation of NetCreations and SEAT that the current officers of NetCreations will continue in their respective roles as officers of NetCreations, the surviving company of the merger, after the effective time.


Conversion of NetCreations Shares in the Merger

         At the effective time, each outstanding share of NetCreations common stock will automatically be converted into the right to receive $7.00 cash.


NetCreations' Stock Option and Employee Stock Purchase Plans

         At the effective time of the merger, NetCreations' stock option plan and each outstanding and unexercised option to purchase shares of NetCreations common stock issued under NetCreations' stock option plan shall be canceled with the holder thereof becoming entitled to receive a cash payment from the surviving corporation of the merger at the effective time of an amount equal to
(i) the excess, if any, of (x) the merger consideration over (y) the exercise price per share of NetCreations common stock subject to such NetCreations stock option, multiplied by (ii) the number of shares of NetCreations common stock for which such NetCreations stock option shall not yet have been exercised (irrespective of whether and the extent to which any or all such NetCreations stock options are exercisable or will be exercisable at the effective time).


Payment of Merger Consideration

         As of the effective time, Sogerim will deposit with its paying agent the cash necessary to pay for the total merger consideration, and such cash will be available, as of the effective time, to the paying agent for delivery to holders of NetCreations common stock upon the exchange of their shares of NetCreations together with other appropriate documentation described below.

         As promptly as practicable after the effective time of the merger, the paying agent will mail to each holder of NetCreations common stock (to the extent such certificates have not already been submitted for exchange) (i) a letter of transmittal (which specifies that delivery will be effected, and risk of loss and title to the NetCreations common stock certificates shall pass, only upon proper delivery of the certificates to the paying agent) and (ii) instructions for use in effecting the surrender of the certificates in exchange for the merger consideration. Holders of NetCreations common stock also will be able to obtain the letter of transmittal and the related instructions directly from the paying agent as of the effective time.

         Upon surrender to the paying agent of a NetCreations common stock certificate for cancellation, together with a letter of transmittal, duly executed and completed in accordance with the instructions, and such other documents as may be reasonably required pursuant to such instructions, the holder of such certificates shall be entitled to receive the appropriate cash consideration.

         NetCreations shareholders should not submit their stock certificates for exchange until receipt of the letter of transmittal and instructions referred to above.


Representations and Warranties

         SEAT, Sogerim and NetCreations each made a number of representations and warranties in the merger agreement.

         NetCreations made representations about the following topics:

o NetCreations' organization, qualification to do business, good standing, and absence of subsidiaries;

o    NetCreations' certificate of incorporation and by-laws;

o    NetCreations' capitalization;

o NetCreations' corporate power to enter into and its authorization of the merger agreement and the transactions contemplated by the merger agreement;

o the non-violation of the certificate of incorporation or by-laws of NetCreations, laws or agreements as a result of the merger agreement;

o required approvals of governmental authorities relating to the merger agreement;

o possession of and compliance with permits required to conduct NetCreations' business, and compliance with laws applicable to NetCreations;

o    NetCreations' filings and reports with the Securities and Exchange
     Commission;

o    NetCreations' financial statements;


o absence of any NetCreations material adverse effect in NetCreations' business since December 31, 1999. However, none of the following constitute a NetCreations material adverse effect: (i) changes in general economic conditions or our industry generally, (ii) any loss that occurred primarily from the announcement of NetCreations entering into the merger agreement,
     (iii) any claim arising as a result of the termination of the DoubleClick merger agreement, (iv) a decrease in the trading price of NetCreations common stock or related litigation, (v) a matter publicly disclosed prior to December 22, 2000 or (vi) the termination of certain NetCreations' agreements with third parties.

o NetCreations' employee benefit plans and matters relating to NetCreations' employees;

o    certain of NetCreations' contracts and obligations;

o    litigation involving NetCreations;

o    environmental matters concerning NetCreations;

o    intellectual property used or owned by NetCreations;

o    NetCreations' taxes;

o    NetCreations' insurance;

o    NetCreations' properties;

o    the opinion of NetCreations' financial advisor;

o    NetCreations' brokers' and finders' fees in connection with the merger;

o    the absence of certain business practices;

o    restrictions on NetCreations' business;

o    NetCreations' privacy policy; and

o    the inapplicability of state anti-takeover statutes to the merger.

         SEAT and Sogerim made representations about the following topics:

o SEAT's, Sogerim's and Nickel Acquisition's organization, qualification to do business and good standing;

o SEAT's, Sogerim's and Nickel Acquisition's corporate power to enter into and their authorization of the merger agreement and the transactions contemplated by the merger agreement;

o non-violation of certificate of incorporation or bylaws of SEAT, Sogerim and Nickel Acquisition, laws or agreements as a result of the merger agreement; and

o Sogerim having immediately available at the effective time of the merger sufficient cash funds for the acquisition of all shares of NetCreations common stock pursuant to the merger agreement.

         The representations and warranties in the merger agreement are complicated and not easily summarized. We urge you to read carefully the provisions in the merger agreement captioned `Representations and Warranties of Company' and `Representations and Warranties of Parent.'


NetCreations' Conduct of Business before Completion of the Merger

         NetCreations has agreed that, until the completion of the merger, unless SEAT consents in writing and except as contemplated by the merger agreement, NetCreations will conduct its businesses in the ordinary course of business consistent with past practice and will use its best efforts:

o to keep available the services of its present officers, significant employees and consultants; and

o to preserve its relationships with corporate partners, customers, suppliers and other persons with which it has significant business dealings in order to preserve substantially intact its business organization.

         NetCreations has also agreed that, until the completion of the merger, unless SEAT consents in writing and except as contemplated by the merger agreement, NetCreations will conduct its business in compliance with the specific restrictions set forth in the merger agreement, including not permitting:

o    the modification of NetCreations' certificate of incorporation or by-laws;

o the issuance, sale, pledge or encumbrance of NetCreations' material property or assets, except sales of inventory in the ordinary course of business consistent with past practice and the providing of opt-in e-mail addresses to direct marketers and brokers in the ordinary course of business, or shares of NetCreations capital stock or securities convertible into NetCreations capital stock, except for limited issuances of securities in connection with grants and exercises of stock options or purchase rights;

o    the acquisition of any interest in any entities;

o the incurrence of any indebtedness, other than a de minimis amount, or issuance of any debt securities;

o    the amendment or premature termination of certain contracts;

o    the making or authorization of certain capital expenditures;

o the declaration or payment of dividends or other distributions on its capital stock;

o any split, combination, purchase or reclassification of any of its capital stock;

o the modification or acceleration of any stock options or authorization of cash payments in exchange for stock options;

o the amendment of the terms of, repurchase or redemption of any of its securities;

o the increase of compensation payable to directors, officers, consultants or employees;

o the granting of any severance arrangements or entering into of any agreement providing benefits upon a change of control that would be triggered by the merger with any person who is not currently entitled to such benefits from the merger;

o the adoption, entering into or amendment in a material respect of any plan, agreement, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by law or the terms of a collective bargaining agreement;

o the payment, discharge or satisfaction of certain claims, liabilities or obligations;

o the making of any changes with respect to NetCreations' accounting policies or methods, except as required by generally accepted accounting principles or by any governmental entity;

o the making of any tax election or settlement or compromise of any tax liability; or

o the agreement in writing or otherwise to do any of the above or to take any action which would make NetCreations' representations and warranties untrue or prevent NetCreations from performing its covenants under the merger agreement or result in any of the conditions to the merger not being satisfied.

         The agreements related to the conduct of NetCreations' business contained in the merger agreement are complicated and not easily summarized. We urge you to read carefully the provision of the merger agreement captioned "Conduct of Business by Company Pending the Closing."

         NetCreations has also agreed:

o to give prompt notice to SEAT of any legal actions, investigations or proceedings relating to or involving or otherwise affecting NetCreations or the merger;

o to give prompt notice to SEAT of any change that could reasonably be expected to have a NetCreations material adverse effect;

o to give prompt notice to SEAT of a default under certain NetCreations contracts;

o to give access to SEAT to NetCreations' officers, employees, agents, properties, offices and other facilities to NetCreations' books and records; and

o to furnish promptly to SEAT such information concerning NetCreations as SEAT may reasonably request.

         SEAT has also agreed to give prompt notice to NetCreations of any legal actions, investigations or proceedings relating to the merger.

         Each of SEAT and NetCreations have also agreed to promptly notify the other party of certain notices and communications relating to the merger and to promptly notify the other party of any change that could reasonably be expected to delay or impede the ability of such party to perform its obligations under the merger agreement and to effect the closing of the merger.


No Solicitation of Transactions

         Until the merger agreement is terminated, NetCreations has agreed not to take any of the following actions, directly or indirectly, and shall cause its representatives not to, directly or indirectly:

o solicit, initiate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes or could lead to a competing transaction;

o enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a competing transaction; or

o agree to or endorse any competing transaction, or authorize or permit any of its representatives to take any such action.

         Further, NetCreations is required to notify SEAT promptly if any proposal, offer or inquiry regarding a competing transaction is made, including the identity of the person making the proposal, offer or inquiry, and the terms of the competing transaction. NetCreations is required to keep SEAT apprised of any modifications to the terms of any competing transaction. Prior to accepting a competing proposal, NetCreations will provide SEAT with 24 hours' written notice of its intention to do so.

         NetCreations agreed, as of December 22, 2000, to immediately cease and cause to be terminated all existing discussions or negotiations with any parties with respect to a competing transaction.

         A "competing transaction" is defined in the merger agreement as any of the following involving NetCreations (other than the contemplated merger with Nickel Acquisition Corp.):

o any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction;

o any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of NetCreations in a single transaction or series of transactions (excluding for this purpose the providing of opt-in e-mail addresses to direct marketers and brokers by NetCreations in the ordinary course of business);

o any tender offer or exchange offer for 20% or more of the outstanding voting securities of NetCreations or the filing of a registration statement in connection therewith;

o any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any group having been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of NetCreations; or

o any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         NetCreations' board of directors is not prohibited, however, from taking and disclosing to NetCreations' shareholders a position with respect to a tender or exchange offer under Rules 14d-9 and 14e-2(a) under the Exchange Act not made in violation of the merger agreement.

         Prior to the adoption of the merger agreement by NetCreations shareholders, NetCreations, however, may provide information to, and negotiate a competing transaction with, a third party if:

o NetCreations' board of directors concludes in good faith, based on the advice from outside legal counsel that this action is necessary to prevent the board from violating its fiduciary duties under applicable law;

o NetCreations' board of directors determines, based upon advice of its independent financial advisors, in the exercise of its fiduciary duties that the third party is reasonably capable of consummating the competing transaction as proposed; and

o NetCreations' board of directors reasonably believes in good faith, based on the advice of NetCreations' independent financial advisors, that the competing transaction is more favorable to NetCreations' shareholders from a financial point of view than the SEAT merger, and that the competing transaction is more favorable to NetCreations' shareholders than the SEAT merger taking into account all the terms and conditions of the competing transaction and the SEAT merger.

         A "superior proposal" is defined in the merger agreement as a competing transaction with respect to which NetCreations' board of directors reasonably believes in good faith, based on the advice of NetCreations' independent financial advisors, that such competing transaction is more favorable to NetCreations shareholders than the merger taking into account all the terms and conditions of the competing transaction and the merger.

         The agreements related to NetCreations' non-solicitation of transactions contained in the merger agreement are complicated and not easily summarized. We urge you to read carefully the provisions of the merger agreement captioned `No Solicitation of Transactions.'


Director and Officer Indemnification and Insurance

         The merger agreement provides that:

o the provisions with respect to immunities and indemnification that are set forth in NetCreations' certificate of incorporation, by-laws and contractual arrangements in effect on the date of the merger agreement, with certain exceptions, will survive the merger and not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the effective time of the merger were directors, officers, employees or agents of NetCreations;

o in the event that NetCreations or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, SEAT will either guaranty the indemnification obligations described in the merger agreement or will make or cause to be made proper provision so that the successors and assigns of NetCreations or the surviving corporation, as the case may be, assume the indemnification obligations described in the merger agreement for the benefit of the indemnified parties and have substantially equal financial ability as NetCreations (immediately prior to the effective time of the merger) to satisfy the obligations of the parties pursuant to the merger agreement as a condition to any such future merger, consolidation or transfer becoming effective; and

o for three years after the effective time of the merger, subject to certain exceptions, SEAT will use its best efforts to maintain in effect the directors' and officers' liability insurance policies maintained by NetCreations.

Benefit Plans and Arrangements

         After the effective time of the merger, for all purposes under the employee benefit plans of SEAT and its subsidiaries or affiliates providing benefits to former NetCreations employees, each such employee will be credited with his or her years of service with NetCreations before the effective time, to the same extent as such employee was entitled, before the effective time, to credit for such service under any similar NetCreations benefit plans, except for purposes of benefit accrual under defined benefit pension plans, if any.


Conditions to the Merger

         SEAT's and NetCreations' respective obligations to complete the merger and the related transactions are subject to the satisfaction or waiver, if permitted by law, of each of the following conditions:

o the merger agreement and the merger must have been duly adopted by the requisite vote of NetCreations shareholders in accordance with the New York Business Corporation Law;

o no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other government entity shall have issued any order, which is then in effect and has the effect of making the merger illegal or otherwise prohibiting its consummation;

o any waiting period (and any extension thereof) applicable to the consummation of the merger under U.S. antitrust laws must have expired or been terminated; and

o all material consents, approvals and authorizations legally required to be obtained to consummate the merger must have been obtained from all governmental entities.

         NetCreations' obligations to consummate the merger, or to permit the consummation of the merger are subject to the satisfaction or waiver, if permitted by law, of each of the following additional conditions:

o subject to certain materiality exceptions, each of the representations and warranties of SEAT and Sogerim contained in the merger agreement must be true, complete and correct;

o SEAT and Sogerim must have performed or complied in all material respects with all covenants required by the merger agreement; and

o NetCreations shall have received a certificate signed by the chief executive officer and chief financial officer of SEAT and Sogerim to the effect that the two conditions above have been satisfied.

         SEAT's and Sogerim's obligations to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:

o subject to certain materiality exceptions, each of the representations and warranties of NetCreations contained in the merger agreement must be true, complete and correct;

o NetCreations must have performed or complied in all material respects with all covenants required by the merger agreement;

o there shall have been no NetCreations material adverse effect since the date of the merger agreement;

o NetCreations must have received from certain persons, a valid and effective assignment, in a form reasonably acceptable to SEAT, of all intellectual property rights in all work created by such persons on behalf of NetCreations; and

o Rosalind Resnick and Ryan Scott Druckenmiller must not have terminated, or given notice of termination of, such employees' employment with NetCreations.


Termination of the Merger Agreement

         The merger agreement may be terminated and the merger may be abandoned at any time before the completion of the merger, notwithstanding the adoption of the merger agreement by NetCreations' shareholders, as summarized below:

o    by mutual written consent of NetCreations and SEAT;

o by either NetCreations or SEAT, if, without the fault of the terminating party, the merger has not been consummated before April 30, 2001;

o by either NetCreations or SEAT, if any governmental order, writ, injunction or decree preventing the consummation of the merger has been entered by any court of competent jurisdiction and has become final and nonappealable; or

o by NetCreations or SEAT, if the merger agreement and the merger fail to receive the requisite votes for adoption at the NetCreations shareholders meeting or any adjournment or postponement thereof.

         Furthermore, the merger agreement may be terminated by SEAT if any of the following occurs:

o the board of directors of NetCreations withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to SEAT;

o the board of directors of NetCreations recommends a competing transaction to the shareholders of NetCreations;

o NetCreations fails to comply in all material respects with provisions in the merger agreement dealing with non-solicitation of transactions and holding the NetCreations shareholders meeting;

o    a competing transaction is announced and the board of directors of
     NetCreations:

          o fails to recommend against acceptance of such competing transaction by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a company competing transaction involving a tender offer or exchange offer by its shareholders) within five business days of delivery of written request from SEAT for such action, or

          o fails to reconfirm its approval and recommendation of the merger agreement and the transactions contemplated thereby within five business days of delivery of a written request from SEAT of such action;

o the board of directors of NetCreations determines that a competing transaction is a superior proposal and the board, prior to termination of the merger agreement, does not reconfirm its approval and recommendation of the merger agreement and does not recommend against acceptance of such superior proposal by its shareholders; or


o upon the breach of or failure to perform in any material respect any of NetCreations' representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition to the obligations of SEAT or Sogerim to close the merger and (ii) is incapable of being or has not been cured by NetCreations within 30 calendar days after SEAT has given written notice to NetCreations of such breach or failure to perform;

         Furthermore, the merger agreement may be terminated by NetCreations if any of the following occur:

o upon the breach of or failure to perform in any material respect any of SEAT's or Sogerim's representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition to the obligations of NetCreations to close the merger and (ii) is incapable of being or has not been cured by SEAT within 30 calendar days after NetCreations has given written notice to SEAT of such breach or failure to perform;

o if (i) the board of directors of NetCreations authorizes NetCreations, subject to complying with the terms of the merger agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and NetCreations notifies SEAT in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or description of all material terms and conditions thereof) to such notice, and (ii) SEAT does not make, within three business days of receipt of NetCreations' written notification of its intention to enter into a binding agreement for a superior proposal, an offer that the board of directors of NetCreations determines, in good faith after consultation with its financial advisors, is at least as favorable to the shareholders of NetCreations as the superior proposal, it being understood that NetCreations shall not enter into any such binding agreement during such three-day period. NetCreations, will not, however, be permitted to terminate the merger agreement for this reason if such superior proposal is attributable to a violation by NetCreations of its obligations under provisions of the merger agreement dealing with non-solicitation of competing transactions, and such termination by NetCreations will not be effective until after the payment of the termination fee, as provided in the merger agreement.

Payment of Fees and Expenses

         Except as described below, all expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such expenses, whether or not the merger is consummated, except that SEAT and NetCreations each will pay one-half of all expenses incurred in connection with printing, filing and mailing this proxy statement, and all Securities and Exchange Commission and other regulatory filing fees incurred in connection with such documents and any fees required to be paid under U.S. antitrust laws.

         NetCreations will pay SEAT an amount equal to $6.5 million and an additional amount equal to SEAT's expenses, in the event that:

o SEAT terminates the merger agreement following the occurrence of any of the following events:

          o the board of directors of NetCreations withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to SEAT;

          o the board of directors of NetCreations recommends a competing transaction to the shareholders of NetCreations;

          o NetCreations fails to comply in all material respects with certain provisions in the merger agreement dealing with non-solicitation of transactions and holding the NetCreations shareholders meeting;

          o a competing transaction is announced or becomes otherwise publicly known and the board of directors of NetCreations:

               o fails to recommend against acceptance of such competing transaction by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a company competing transaction involving a tender offer or exchange offer by its shareholders) within five business days of delivery of a written request from SEAT for such action, or

               o fails to reconfirm its approval and recommendation of the merger agreement and the transactions contemplated thereby within five business days of the first announcement or other public knowledge of such proposal for a company competing transaction;

          o the board of directors of NetCreations determines that a competing transaction is a superior proposal and does not reconfirm its approval and recommendation of the merger agreement and does not recommend against acceptance of such superior proposal by its shareholders prior to termination of the merger agreement; or

          o    NetCreations resolves to do any of the foregoing;

     o NetCreations terminates the merger agreement following the authorization by its board of directors, subject to complying with the terms of the merger agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal;

     o SEAT properly terminates the merger agreement following receipt by NetCreations of a written notice from SEAT of a breach of any covenant or agreement on the part of NetCreations set forth in the merger agreement; or

     o at or prior to the time of termination (pursuant to the following events), either a competing transaction was proposed or publicly announced and within 12 months after such termination, NetCreations enters into a definitive agreement with respect to any competing transaction or any competing transaction involving NetCreations is consummated, and the merger agreement is terminated in either of the following ways:

          o either NetCreations or SEAT terminates the merger agreement, without the fault of the terminating party, because the merger has not been consummated before April 30, 2001; or

          o either NetCreations or SEAT terminates the merger agreement because the merger agreement and the merger fail to receive the requisite votes for adoption at the NetCreations special shareholders meeting.

         In the event NetCreations terminates the merger agreement due to a breach by SEAT of its representations, warranties, covenants and agreements contained in the merger agreement, then SEAT will reimburse NetCreations for NetCreations' expenses associated with the merger.


Extension, Waiver and Amendment of the Merger Agreement

         At any time prior to the completion of the merger, either SEAT or NetCreations may extend the time for or waive compliance with the performance of any obligation or other act of the other party, waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and, subject to applicable law, waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

         The merger agreement may be amended by SEAT and NetCreations at any time prior to the completion of the merger. However, after the adoption of the merger agreement by NetCreations' shareholders, no amendment may be made that decreases the amount or changes the type of consideration into which NetCreations common stock will be converted pursuant to the merger agreement.


Related Agreements


Shareholders' Agreement

         In connection with the merger, Rosalind Resnick and Ryan Scott Druckenmiller, as shareholders of NetCreations, have entered into a shareholders' agreement with SEAT, Sogerim and Nickel Acquisition. The terms of the shareholders' agreement provide that these shareholders will vote the shares of NetCreations common stock specified in the shareholders' agreement, representing, in the aggregate, approximately 65% of NetCreations' outstanding common stock as of December 22, 2000, at every meeting of the shareholders of NetCreations at which the merger agreement or the merger is considered or voted upon, and at every adjournment and on every action or approval by written resolution of the shareholders of NetCreations with respect to the merger agreement or the merger, in favor of approval of the merger agreement and of the merger. In addition, except in certain circumstances, each such shareholder has agreed not to do the following:

o initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of NetCreations;

o initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any such transaction;

o furnish information regarding NetCreations' business, properties or assets to any person or group (other than SEAT, or any associate, agent or representative of SEAT) under any circumstances that could reasonably be expected to relate to such a transaction; or

o negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any such potential transaction.

         The NetCreations shareholders who are parties to the shareholders' agreement have retained the right to vote their shares of NetCreations common stock on all matters other than those identified in the shareholders' agreement. Nothing in the shareholders' agreement will limit the discretion of either shareholder a party thereto with respect to any action which may be taken by him or her acting in his or her fiduciary duty as a director of NetCreations.
The shareholders who are parties to the shareholders' agreement were not paid additional consideration in connection with such shareholders' agreement.


Employment and Non-Compete Agreements

         Concurrently with the execution of the merger agreement, SEAT entered into employment agreements with Ms. Resnick and Mr. Druckenmiller. The terms and conditions of each of these new employment agreements, which will become effective upon the consummation of the merger, are substantially similar to the terms and conditions contained in Ms. Resnick's and Mr. Druckenmiller's existing employment agreements with NetCreations, provided, however, that the new employment agreements do not provide equity based compensation and each has a term of one year, while the existing employment agreements do provide equity based compensation and each has a term of three years.

         Under the terms of the employment agreements, Ms. Resnick and Mr. Druckenmiller each agreed to be employed by NetCreations for a term of one year and on an at-will basis thereafter. Ms. Resnick will be employed in the position of President and Chief Executive Officer of NetCreations, with an annual salary of $175,000. Ms. Resnick will be eligible to receive a bonus of up to $175,000, contingent upon meeting certain agreed upon performance targets, for the year 2001 and, thereafter, will be eligible for a year-end bonus in an amount up to 30% of her base salary. Mr. Druckenmiller will be employed as Chief Technology Officer of NetCreations, with an annual salary of $175,000. Mr. Druckenmiller will be eligible to receive a bonus of up to $175,000, contingent upon meeting certain agreed upon performance targets, for the year 2001 and, thereafter, will be eligible for a year-end bonus in an amount up to 30% of his base salary. If the employment of either Ms. Resnick or Mr. Druckenmiller is terminated by NetCreations without cause or by such employee for good reason prior to twelve months after the closing date of the merger, that employee will be entitled to receive salary continuation until the later of six (6) months after the last date of employment or the first anniversary of the closing date of the merger.

         "Cause" as used in these employment agreements, means termination of employment based upon:

o the employee's breach of any material provision contained in the employment agreement;

o misconduct, which includes misappropriating NetCreations funds or property, obtaining any personal profit from any transaction in which the employee has an interest that is adverse to NetCreations or any material breach of the duty of loyalty and fidelity to NetCreations, or any other act or omission by the employee which substantially impairs NetCreations' ability to conduct its ordinary business in its usual manner;

o willful neglect or refusal to perform the material duties assigned to the employee under or pursuant to the terms of the employment agreement;

o conviction of, or plea of guilty or nolo contendere to, criminal charges involving moral turpitude or conduct that concerns the business in which NetCreations is engaged, or conduct which, if prosecuted, would warrant conviction on such charges under a `beyond a reasonable doubt' standard of proof;

o acts of dishonesty or moral turpitude by the employee that NetCreations reasonably believes are materially detrimental to NetCreations;

o any act or omission which subjects NetCreations or any of its affiliates to substantial public disrespect, scandal, or ridicule, or that causes NetCreations to be in violation of governmental regulations that subjects NetCreations either to sanctions by governmental authority or to civil liability to its employees or third parties; or

o disclosure or use of NetCreations' confidential information, other than as specifically authorized and required (or as the employee reasonably believes to be authorized and required) in the performance of the employee's duties.

         If an employee declares bankruptcy, such declaration will not constitute grounds for termination for Cause under the employee's employment agreement.

         "Good reason" as used in the employment agreements, means resignation by the employee within thirty days after the occurrence of any of the following events:

o any reduction in the employee's base salary as specified in the employment agreement;

o a requirement by NetCreations that the employee relocate to an office more than a fifty (50) mile radius from the employee's office at the time of the execution of the employment agreement; or

o    an adverse change in the employee's job title.

         The employment agreements also contain customary non-competition and non-solicitation provisions which provide that Ms. Resnick and Mr. Druckenmiller will not:

o Engage in any activity in certain markets specified in the employment agreements.

o Permit such employee's name to be used in connection with a business which is competitive or substantially similar to a business specified in the employment agreements.

o Acquire any debt, equity, or other ownership interest in any person or entity engaged in a business, except that such employee may own, in the aggregate, not more than one percent (1%) of the outstanding shares of any publicly held corporation which is competitive with NetCreations.

o Request or otherwise attempt to induce or influence, directly or indirectly, any present or prospective customer of NetCreations, its affiliates, or other persons sharing a business relationship with NetCreations to cancel, limit, or postpone their business with NetCreations, or otherwise take action which might be to the material disadvantage of NetCreations.

o Solicit for employment, directly or indirectly, or induce or attempt to influence any employee, agent, officer, director, contractor, consultant, or other business associate of NetCreations to terminate his or her employment or discontinue such person's consultant, contractor, or other business association with NetCreations.

Each of the restrictions listed above will apply during the employee's period of employment and for a period of two years following the end of such employment, except that, with respect to Ms. Resnick, the initial three restrictions listed above will continue for a period of three years following the end of her employment.

SECURITY OWNERSHIP OF NETCREATIONS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


         For the purposes of calculating percentage ownership of NetCreation, as of January 18, 2001, 15,538,425 shares were issued and outstanding and, for any individual who beneficially owns shares represented by options exercisable on or before March 19, 2001, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o NetCreations, Inc., 379 West Broadway, Suite 202, New York, New York 10012.

         The following table sets forth certain information with respect to the beneficial ownership of NetCreations common stock as of January 18, 2001, as to:

o each person known by NetCreations to own beneficially more than 5% of its outstanding common stock;

o    each of NetCreations' directors and executive officers; and

o    all of NetCreations' directors and executive officers as a group.

         In addition, as a result of entering into the shareholders' agreement with two NetCreations shareholders, a form of which is attached as Appendix B to this proxy statement, SEAT and its affiliates may be deemed to be the beneficial owner of 10,098,601 shares of NetCreations common stock. SEAT disclaims beneficial ownership of such shares.

         Unless otherwise indicated, NetCreations believes that each beneficial owner set forth in the table below has sole voting and investment power with respect to the number of shares set forth opposite such NetCreations shareholder's name.



                                                                             Number of Shares
Name                                                                        Beneficially Owned      Percent of Class
----                                                                        ------------------      ----------------
Rosalind B. Resnick........................................................    5,754,500                 37.0%
Ryan Scott Druckenmiller...................................................    5,230,035                 33.7%
Gary Sindler (1)...........................................................           --                   *
Robert A. Mattes (2).......................................................       13,333                   *
Scott Wolf (2).............................................................       66,664                   *
Tej Anand (2)(3)...........................................................       66,664                   *
Brian Burlant (2)..........................................................       24,999                   *
Nicolle Comeforo (2).......................................................       21,249                   *
Michael Levy (2)...........................................................       75,000                   *
Gregory W.  Slayton (2)....................................................       75,000                   *
Mitchell York (2)..........................................................       75,000                   *
All directors and executive officers ......................................
as a group (11 persons)....................................................   11,402,444                 73.4%


---------------------------

*    Less than 1% of the outstanding common stock

(1)  Resigned as Chief Financial Officer, effective August 15, 2000.

(2) Consists of options to purchase shares of common stock which are exercisable within 60 days of January 18, 2001.

(3)  Resigned as Chief Information Officer, effective November 22, 2000.

                     COMPARATIVE PER SHARE MARKET PRICE DATA

         Market Price Information

         NetCreations Market Price Data

         NetCreations common stock has traded on the Nasdaq National Market under the symbol "NTCR" since November 12, 1999. The following table sets forth the range of high and low sales prices reported on the Nasdaq National Market for NetCreations common stock for the periods indicated.


                                                                 High                Low
                                                                 ----                ---
        Fiscal 1999
        Fourth Quarter (from November 12, 1999).............    $69.750            $17.500

        Fiscal 2000
        First Quarter ......................................    $64.625             29.875
        Second Quarter......................................     60.375             20.141
        Third Quarter.......................................     53.250              8.875
        Fourth Quarter......................................     11.625             3.5625

        Fiscal 2001
        First Quarter (through close of business on
          January 18, 2001).................................     6.9688             6.8438



         Recent Closing Prices

         As of December 20, 2000, the last trading day before the public disclosure of a binding offer, the closing price per share of NetCreations common stock on the Nasdaq National Market was $4.375. On January 18, 2001, the closing price per share of NetCreations common stock on the Nasdaq National Market was $6.9062. We urge NetCreations shareholders to obtain current market quotations for NetCreations common stock. We cannot give you any assurance as to the future prices or markets for NetCreations common stock.

         Dividend Policy

         NetCreations has never paid cash dividends on its stock and anticipates that it will continue to retain any earnings for the foreseeable future for use in the operation of its business.


                       Where You Can Find More Information

         NetCreations files reports, proxy statements and other information with the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the Securities and Exchange Commission:

        Public Reference Room                    New York Regional Office               Chicago Regional Office
        450 Fifth Street, N.W.                   7 World Trade Center                   Citicorp Center
        Room 1024                                Suite 1300                             500 West Madison Street
        Washington, DC  20549                    New York, NY  10048                    Suite 1400
                                                                                        Chicago, IL  60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, including NetCreations, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about NetCreations at the offices of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, DC 20006.

         NetCreations will send you copies of documents it has filed with the Securities and Exchange Commission, excluding exhibits, without charge. You may contact NetCreations at:

                              NetCreations, Inc.
                              Investor Relations
                              379 West Broadway, Suite 202
                              New York, NY 10012
                              (212) 625-1370



         IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY FEBRUARY [__], 2001 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL SHAREHOLDERS MEETING.

         NetCreations shareholders should rely only on the information contained in this proxy statement to vote on adoption of the merger agreement. NetCreations has not authorized anyone to provide information that is different from what is contained in this proxy statement. This proxy statement is dated January , 2001. Stockholders should not assume that the information contained in this proxy statement is accurate as of any other date, and neither the mailing of this proxy statement to NetCreations shareholders nor the delivery of cash to NetCreations shareholders pursuant to the merger shall create any implication to the contrary.




                              Shareholder Proposals

         NetCreations intends to hold an annual meeting in 2001 only if the SEAT merger is not consummated. If the merger is not consummated, shareholders of NetCreations may submit proposals for consideration at the next annual meeting of NetCreations shareholders. In order to be so included for the next annual meeting, shareholder proposals must have been received by NetCreations no later than November 15, 2000 and must have complied with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. In addition, NetCreations' by-laws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in NetCreations' proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by NetCreations' secretary not less than 60 days prior to the date NetCreations' proxy statement was released to shareholders in connection with the previous year's annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters.

                                                                      Appendix A


                                                                  EXECUTION COPY
================================================================================






                          AGREEMENT AND PLAN OF MERGER

                                      among

                           SEAT PAGINE GIALLE S.P.A.,

                            SOGERIM, SOCIETE ANONYME,

                            NICKEL ACQUISITION CORP.

                                       and

                               NETCREATIONS, INC.



                          Dated as of December 22, 2000





================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01      Certain Defined Terms......................................  2

                                   ARTICLE II

                                   THE MERGER

SECTION 2.01      The Merger.................................................  8
SECTION 2.02      Closing....................................................  8
SECTION 2.03      Effective Time.............................................  9
SECTION 2.04      Effect of the Merger.......................................  9
SECTION 2.05      Certificate of Incorporation; Bylaws;
                  Directors and Officers of Surviving
                  Corporation................................................  9

                                   ARTICLE III

                      EFFECT OF MERGER ON CAPITAL STOCK OF
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 3.01      Effect on Capital Stock.................................... 10
SECTION 3.02      Exchange of Shares Other than
                  Treasury Shares............................................ 11
SECTION 3.03      Stock Transfer Books....................................... 15
SECTION 3.04      Options to Purchase Company Common Stock................... 15
SECTION 3.05      Employee Stock Purchase Plan............................... 16

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

SECTION 4.01      Organization and Qualification;
                  Subsidiaries............................................... 17
SECTION 4.02      Certificate of Incorporation and Bylaws.................... 17
SECTION 4.03      Capitalization............................................. 18
SECTION 4.04      Authority Relative to This Agreement....................... 19
SECTION 4.05      No Conflict; Required Filings and
                  Consents................................................... 20
SECTION 4.06      Permits; Compliance with Laws.............................. 20
SECTION 4.07      SEC Filings; Financial Statements.......................... 21
SECTION 4.08      Absence of Certain Changes or Events....................... 22
SECTION 4.09      Employee Benefit Plans; Labor Matters...................... 24
SECTION 4.10      [Intentionally Omitted].................................... 28

SECTION 4.11      Contracts.................................................. 28
SECTION 4.12      Litigation................................................. 30
SECTION 4.13      Environmental Matters...................................... 30
SECTION 4.14      Intellectual Property...................................... 31
SECTION 4.15      Taxes...................................................... 36
SECTION 4.16      Insurance.................................................. 39
SECTION 4.17      Properties................................................. 39
SECTION 4.18      [Intentionally Omitted].................................... 40
SECTION 4.19      Opinion of Financial Advisor............................... 40
SECTION 4.20      Brokers.................................................... 40
SECTION 4.21      Certain Business Practices................................. 40
SECTION 4.22      Section 912 of New York Law Not
                  Applicable................................................. 41
SECTION 4.23      Business Activity Restriction.............................. 41
SECTION 4.24      Privacy.................................................... 42

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 5.01      Organization and Qualification;
                  Subsidiaries............................................... 42
SECTION 5.02      Authority Relative to this Agreement....................... 43
SECTION 5.03      No Conflict; Required Filings and
                  Consents................................................... 44
SECTION 5.04      Financing.................................................. 44

                                   ARTICLE VI

                                    COVENANTS

SECTION 6.01      Conduct of Business by Company Pending
                  the Closing................................................ 45
SECTION 6.02      Notices of Certain Events.................................. 48
SECTION 6.03      Access to Information; Confidentiality..................... 49
SECTION 6.04      No Solicitation of Transactions............................ 49
SECTION 6.05      [Intentionally Omitted].................................... 52
SECTION 6.06      Control of Operations...................................... 52
SECTION 6.07      Further Action; Consents; Filings.......................... 52
SECTION 6.08      Additional Reports......................................... 53
SECTION 6.09      Tax Information............................................ 54

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

SECTION 7.01      Proxy Statement............................................ 54

SECTION 7.02      Company Shareholders' Meeting.............................. 56
SECTION 7.03      Directors' and Officers' Indemnification
                  and Insurance.............................................. 57
SECTION 7.04      Public Announcements....................................... 59
SECTION 7.05      Employee Benefit Matters................................... 59
SECTION 7.06      Shareholder Agreement Legend............................... 60
SECTION 7.07      Guaranty of Performance.................................... 60

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

SECTION 8.01      Conditions to the Obligations of Each
                  Party to Consummate the Merger............................. 60
SECTION 8.02      Conditions to the Obligations of Company................... 61
SECTION 8.03      Conditions to the Obligations of Parent
                  and Lux Sub................................................ 62

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01      Termination................................................ 63
SECTION 9.02      Effect of Termination...................................... 67
SECTION 9.03      Amendment.................................................. 67
SECTION 9.04      Waiver..................................................... 67
SECTION 9.05      Termination Fee; Expenses.................................. 68

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01     Non-Survival of Representations and
                  Warranties................................................. 69
SECTION 10.02     Notices.................................................... 70
SECTION 10.03     Severability............................................... 71
SECTION 10.04     Assignment; Binding Effect; Benefit........................ 71
SECTION 10.05     Incorporation of Exhibits.................................. 72
SECTION 10.06     Governing Law.............................................. 72
SECTION 10.07     Waiver of Jury Trial....................................... 72
SECTION 10.08     Headings; Interpretation................................... 72
SECTION 10.09     Counterparts............................................... 73
SECTION 10.10     Entire Agreement........................................... 73
SECTION 10.11     Enforcement................................................ 73

                                     ANNEXES

ANNEX A       Form of Shareholders' Agreement

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among SEAT PAGINE GIALLE S.P.A. ("Parent"), a limited company organized under the laws of the Republic of Italy and a majority owned subsidiary of Telecom Italia S.p.A., a limited company organized under the laws of the Republic of Italy, SOGERIM, SOCIETE ANONYME ("Lux Sub"), a Luxembourg corporation and a wholly owned subsidiary of Telecom Italia S.p.A., NICKEL ACQUISITION CORP., a New York corporation and a direct wholly owned subsidiary of Lux Sub ("Merger Sub"), and NETCREATIONS, INC., a New York corporation ("Company"):

                              W I T N E S S E T H:


                  WHEREAS, the respective boards of directors of Parent, Lux Sub and Company have each determined that it is advisable and in the best interests of their respective companies and shareholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the "Merger") and have approved and adopted this Agreement; and

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of Company have entered into a shareholders' agreement (the "Shareholders' Agreement") in the form attached hereto as Annex A.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms

                  Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "Affiliate" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

                  "Business Day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or executive order to close in New York.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

                  "Company Disclosure Schedule" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

                  "Company Material Adverse Effect" shall mean any change in or effect on the business of Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company, taken as a whole, except to the extent any such change or effect results from or is attributable to (i) changes in general economic conditions or changes affecting the industry generally in which Company operates (provided that such changes do not affect Company in a materially disproportionate manner) or (ii)(A) any litigation or loss of current or prospective customers, employees or revenues as to which Company furnishes reasonable evidence that it occurred primarily from the announcement of Company entering into this Agreement or (B) any claim or litigation as a result of the determination by the Company's board of directors that the proposal for the Merger is a "Superior Proposal" within the meaning of the Company's prior merger agreement with DoubleClick, Inc. ("DoubleClick"), dated as of October 2, 2000 (the "DoubleClick Merger Agreement") or alleging breach of the DoubleClick Merger Agreement or arising as a result of the termination of the DoubleClick Merger Agreement or the entry by the Company into this Merger Agreement or (C) the payment by the Company of any termination fees or expenses pursuant to the DoubleClick Merger Agreement; provided, however, that in no event shall (x) a decrease in the trading price of Company Common Stock or litigation relating thereto, (y) any matter publicly disclosed in a Company Report (as defined in Section 4.07) or otherwise, in any case prior to the date hereof, or (z) the termination of any agreement listed on Schedule I to the Company Disclosure Schedule, be considered a Company Material Adverse Effect.

                  "Company Stock Plan" shall mean Company's 1999 Employee Stock Option Plan, as amended.

                  "Company Stock Purchase Plan" shall mean Company's 2000 Employee Stock Purchase Plan.

                  "Company Shareholders' Meeting" shall mean the special meeting of Company shareholders to consider approval of this Agreement and the Merger.

                  "Competing Transaction" shall mean any of the following involving Company (other than the Merger):

                  (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets (including, without limitation, any equity securities of subsidiaries) of Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions (excluding for this purpose the providing of opt-in e-mail addresses to direct marketers and brokers by Company in the ordinary course of business);

                  (iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of Company or the filing of a registration statement under the Securities Act in connection therewith;

                  (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such terms are defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of Company; and

                  (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "Confidentiality Agreement" shall mean the confidentiality agreement, dated as of December 20, 2000, between Parent and Company.

                  "$" shall mean United States Dollars.

                  "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

                  "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Expenses" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of shareholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

                  "Governmental Entity" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HSR Act" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "Knowledge of Company" shall mean that any officer of Company is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon due inquiry and investigation.

                  "Knowledge of Parent" shall mean that any executive officer of Parent is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon due inquiry and investigation.

                  "Law" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree or other requirement or rule of law of the United States or any other jurisdiction, and any similar act or law.

                  "NNM" shall mean The Nasdaq National Market.

                  "New York Law" shall mean the New York Business Corporation
Law.

                  "Parent Material Adverse Effect" shall mean any change in or effect on the business of Parent or Lux Sub and their respective subsidiaries that would prevent, or is reasonably likely to prevent, Parent or Lux Sub from performing their respective obligations under this Agreement or the consummation of the transactions contemplated hereby.

                  "person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "subsidiary" shall mean, with respect to any person, and corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person), owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any Taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any person or as a result of an express or implied obligation to indemnify any person.

                  "Tax Authority" shall mean any domestic, foreign, Federal, national, state, county or municipal or other local government body (including any subdivision, agency or commission thereof), or any quasi-governmental body, in each case, exercising regulatory authority in respect of Taxes.

                  "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                  "U.S. GAAP" shall mean generally accepted accounting principles as applied in the United States.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01    The Merger

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with New York Law, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation in the Merger as a wholly owned subsidiary of Lux Sub (the "Surviving Corporation").

                  SECTION 2.02    Closing

                  Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "Closing") to be held at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

                  SECTION 2.03    Effective Time

                  Immediately upon the closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of New York in such form as required by, and executed in accordance with the relevant provisions of, New York Law (the date and time of such filing, or such later date and time as may be set forth therein, being the "Effective Time").

                  SECTION 2.04    Effect of the Merger

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

                  SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation

                  Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                  (a) the certificate of incorporation of Merger Sub as of the Effective Time shall constitute the certificate of incorporation of the Surviving Corporation until thereafter amended;

                  (b) subject to the requirements of Section 7.03(a) hereof, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be adopted as the bylaws of the Surviving Corporation until thereafter amended;

                  (c) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (d) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE III

                EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

                  SECTION 3.01     Effect on Capital Stock

                  At the Effective time, by virtue of the Merger, and without any action on the part of Parent, Lux Sub, Merger Sub, Company or the holders of any of the following securities:

                  (a) each share of common stock, $.01 par value per share, of Company ("Company Common Stock") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Company and those owned by any wholly owned subsidiary of Company) and all rights in respect thereof, shall, forthwith cease to exist and be converted into the right to receive $7.00 in cash (the "Merger Consideration"); and all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest;

                  (b) each share of Company Common Stock held in the treasury of Company immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and each share of Company Common Stock owned by any subsidiary of either Company or Parent (other than Merger Sub) shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation;

                  (c) each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation; and

                  (d) from and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted.

                  SECTION 3.02    Exchange of Shares Other than Treasury Shares

                  (a) Paying Agent. Prior to the Effective Time, Lux Sub shall select a bank or trust company reasonably satisfactory to Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of Company Certificates (as defined in Section 3.02(c)).

                  (b) Lux Sub to Provide Cash. Lux Sub shall take all steps necessary to provide to the Paying Agent immediately following the Effective Time all the cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 3.01(a) (such cash, including any interest earned thereon, being hereinafter referred to as the "Exchange Fund").

                  (c) Exchange Procedures. The Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Company Certificates"), whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.01(a), promptly after the Effective Time (and in any event no later than three Business Days after the later to occur of the Effective Time and receipt by Parent and Lux Sub of a complete list from Company of the names and addresses of its holders of record): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Paying Agent, and shall be in such form and have such other provisions as Parent or Lux Sub may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Lux Sub, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Paying Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Company Certificate shall have been converted pursuant to Section 3.01(a), and the Company Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.02(c), each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Company Certificate shall have been converted pursuant to Section 3.01(a). No interest will be paid or will accrue on the cash payable upon the surrender of any Company Certificate.

                  (d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon surrender of Company Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Company Certificates. If, after the Effective Time, any Company Certificate is presented to the Surviving Corporation or the Paying Agent for any reason, it shall be canceled and exchanged as provided in this Article III (subject, in the case of any Company Certificate presented to the Paying Agent, to the provisions of Section 3.02(f)).

                  (e) Transfer of Ownership. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Company Certificate surrendered in accordance with this Article III is registered, if such Company Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Company Certificate so surrendered, or establish to the satisfaction of Lux Sub or any agent designated by it that such tax has been paid or is not applicable.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to holders of Company Certificates pursuant to this Article III for six months after the Effective Time shall promptly be paid to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Company Certificates held by them.

                  (g) No Liability. Notwithstanding anything to the contrary in this Section 3.02, none of the Paying Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Company Certificate shall not have been surrendered prior to the thirty-first day of December in the fifth calendar year after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Company Certificate would otherwise escheat to or become the property of any Governmental Entity), the payment in respect of such Company Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Lost, Stolen or Destroyed Company Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereto pursuant to this

Article III; provided, however, that Parent may, in its discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent and Lux Sub against any claim that may be made against Parent, Lux Sub, the Surviving Corporation or the Paying Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

                  (i) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Lux Sub, on a daily basis. If for any reason (including investment losses), the Exchange Fund is inadequate to pay the amounts to which holders of Company Certificates shall be entitled under this Section 3.02, Parent, Lux Sub and the Surviving Corporation shall nevertheless be liable for the payment thereof. The Exchange Fund shall not be used except as provided in this Agreement. Any interest and other income resulting from such investments shall be the property of, and shall be paid to, Lux Sub.

                  (j) Withholding Rights. Lux Sub, Parent and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. In the event Lux Sub, Parent or the Paying Agent shall be required to deduct or withhold any taxes under the federal or local laws of Italy or Luxembourg ("Foreign Taxes") from the Merger Consideration otherwise payable to any holder of Company Common Stock, the relevant amount of Merger Consideration payable to such holder shall be increased by the amount necessary to make the actual amount received by such holder after such Foreign Taxes are withheld equal to the amount that would have been received had no such withholding for Foreign Taxes been required.

                  SECTION 3.03     Stock Transfer Books

                  At the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, the Merger Consideration into which such shares of Company Common Stock shall have been converted shall be paid to the transferee if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  SECTION 3.04     Options to Purchase Company Common Stock

                  (a) At the Effective Time (and without any action by the Board of Directors of the Company or any committee administering the Company Stock
Plan), the Company Stock Plan and each option granted by Company to purchase shares of Company Common Stock pursuant to the Company Stock Plan ("Company Stock Options") which is outstanding and unexercised immediately prior to the Effective Time, shall be canceled with the holder thereof becoming entitled to receive a cash payment from the Surviving Corporation at the Effective Time of an amount equal to (i) the excess, if any, of (x) the Merger Consideration over
(y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised (the "Option Consideration") (irrespective of whether and to the extent to which any or all such Company Stock Options are exercisable or will be exercisable at the Effective Time).

                  (b) All amounts payable pursuant to this Section 3.04 shall be subject to any required withholding of Taxes and shall be paid without interest. Company shall obtain all consents of the holders of Company Stock Options as shall be necessary to effectuate the actions contemplated by this Section 3.04. Notwithstanding anything to the contrary contained in this Agreement, payment of the Option Consideration in respect of any Company Stock Option shall, at Parent's request, be withheld until all necessary consents with respect to such Company Stock Option have been obtained.

                  (c) The Company Stock Plan shall terminate as of the Effective Time, and the provisions in any other Company Benefit Plan (as defined in Section 4.09(a)) providing for the issuance, transfer or grant of any capital stock of Company or any interest in respect of any capital stock of Company shall be deleted effective as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in the Company Stock Plan or any other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Surviving Corporation.

                  SECTION 3.05     Employee Stock Purchase Plan

                  At the Effective Time, the Company Stock Purchase Plan and each outstanding purchase right under the Company Stock Purchase Plan shall terminate, and all accumulated funds shall be distributed to participants as though such participants had elected to withdraw therefrom.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  Company hereby represents and warrants to Parent, Lux Sub and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV or to otherwise be reasonably apparent to relate to representations hereof not specifically referenced, that:

                  SECTION 4.01     Organization and Qualification; Subsidiaries

                  (a) Company has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the State of New York and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The name of Company under which it was formed was NetCreations Inc.

                  (b) Company does not own an equity interest in any corporation, partnership, joint venture arrangement or other business entity and has no subsidiaries.

                  SECTION 4.02     Certificate of Incorporation and Bylaws

                  The copies of Company's certificate of incorporation and bylaws previously provided to Parent by Company are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

                  SECTION 4.03     Capitalization

                  The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value ("Company Preferred Stock"). As of the date hereof, (i) 15,534,000 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company, (iii) 2,961,000 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Options, (iv) 1,000,000 shares of Company Common Stock are reserved for issuance under the Company Stock Purchase Plan and (v) no shares of Company Preferred Stock are outstanding. The name of each holder of a Company Stock Option as of the date hereof, the grant date of each Company Stock Option, the number of shares of Company Common Stock for which each Company Stock Option is exercisable, the exercise price of each Company Stock Option and the vesting schedule of each Company Stock Option are set forth in Section 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plan or the Company Stock Purchase Plan as set forth in the second sentence above, there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Company or (B) any options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character to which Company is a party or by which Company is bound relating to the issued or unissued capital stock of Company or obligating Company to issue or sell any shares of capital stock of, or other equity or voting interests in, Company. All shares of Company Common

Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no material outstanding contractual obligations of Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any entity or person.

                  SECTION 4.04     Authority Relative to This Agreement

                  Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of two-thirds (2/3) of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Shareholders' Meeting (the "Company Shareholder Approval"), and the filing and recordation of the Certificate of Merger as required by New York Law). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes legal, valid and binding obligations of Company, enforceable against Company in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

                  SECTION 4.05     No Conflict; Required Filings and Consents

                  (a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company, (ii) assuming that all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or by which any material property or asset of Company is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the rules and regulations of the NNM, state takeover laws, the premerger notification requirements of the HSR Act, and the filing and recordation of the Certificate of Merger as required by New York Law.

                  SECTION 4.06     Permits; Compliance with Laws

                  Company is in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Company to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "Company Permits"), and, as of the date of this Agreement, none of the Company

Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Company, threatened. Company is not in conflict in any material respect with, or in material default or violation of, (i) any Law applicable to Company or by which any property or asset of Company is bound or affected or (ii) any Company Permits. Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Knowledge of Company, threatened against Company that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Since January 17, 1996, Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

                  SECTION 4.07     SEC Filings; Financial Statements

                  (a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since November 12, 1999 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the "Company Reports") and (B) with any other Governmental Entities. Each Company Report (i) was prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, and (ii) did not at the time it was filed (or, in the case of registration statements filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each material form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law.

                  (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP (except as may be permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the financial position of Company as at the respective dates thereof and its results of operations, shareholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

                  (c) Except as and to the extent set forth or reserved against on the balance sheet of Company as reported in the Company Reports, including the notes thereto, Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999.

                  SECTION 4.08     Absence of Certain Changes or Events

                  Since December 31, 1999, Company has conducted its business in all material respects only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any material change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (v) except for changes in the ordinary course of business consistent with past practice that only affect non-officer employees of the Company, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Company, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to offerings registered under the Securities Act or pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or creation of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which, individually or in the aggregate, have not had, and cannot reasonably be expected to lead to, a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice.

                  SECTION 4.09     Employee Benefit Plans; Labor Matters

                  (a) The Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan," as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not ("Benefit Plans"), maintained, sponsored or contributed to or required to be contributed to by Company (the "Company Benefit Plans"). With respect to each Company Benefit Plan, Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement, if any, relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500), if any, filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement, if any, relating to such Company Benefit Plan and (v) the most recent determination, notification, advisory or opinion letter, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither Company nor, to the Knowledge of Company, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of Company, there exists no condition or set of circumstances in connection with which Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, under ERISA, the Code or any other applicable Law.

                  (c) Company on behalf of itself and each Company ERISA Affiliate (as defined below) hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(5) of the Code has received a favorable determination, notification, advisory or opinion letter from the IRS as to its qualified status, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the Knowledge of Company no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to the Knowledge of Company there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Plan that could result in liability to Company and (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) liability for the accrued benefits as of the date of such termination to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

                  (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of Part 3 of Title I of ERISA or Section 412 of the Code and neither Company nor any other trade or business (whether or not incorporated) that is under "common control" with Company (within the meaning of ERISA Section 4001) or with respect to which Company could otherwise incur liability under Title IV of ERISA (a "Company ERISA Affiliate") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company is, or may reasonably be expected to become, the subject of any lien arising under ERISA or
Section 412(n) of the Code.

                  (e) Company has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company providing for annual compensation in excess of $100,000
(ii) all severance plans, agreements, programs and policies of Company with or relating to its employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company with or relating to its employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by Company or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Code
Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Company to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

                  (f) Company is not a party to, and has no obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Company and no collective bargaining agreement is being negotiated by Company or any person or entity that may obligate the Company thereunder. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company pending or, to the Knowledge of Company, threatened which may interfere with the business activities of Company. As of the date of this Agreement, to the Knowledge of Company, none of Company or any of its representatives or employees has committed any unfair labor practice in connection with the operation of the business of Company, and there is no charge or complaint against Company by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

                  (g) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post- employment benefits to any person: medical, disability or life insurance benefits. To the Knowledge of Company, Company and the Company ERISA Affiliates are in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

                  SECTION 4.10     [Intentionally Omitted]

                  SECTION 4.11     Contracts

                  Except for the contracts and agreements described in Section
4.11 of the Company Disclosure Schedule (collectively, the "Listed Contracts"), Company is not a party to any of the following:

                  (a) any list owners agreement, purchase agreement or bill of sale relating to the purchase of e-mail user lists, customer marketing agreement (or similar agreement with brokers) or agreement with non-standard payment terms, in each case, which ranks in Company's 25 largest customer or supplier relationships, as measured by dollar value, for each of these categories of agreements;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $100,000 over the life of the contract;

                  (c) any contract that expires more than one year after the date of this Agreement or any contract that may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with U.S. GAAP in excess of $100,000;

                  (e) any contract for capital expenditures in excess of $100,000 in the aggregate;

                  (f) any contract limiting the freedom of Company to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract or any contract that may be terminable as a result of Parent's status as a competitor of any party to such contract;

                  (g) any contract pursuant to which Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $100,000 remain outstanding;

                  (h) any contract with an Affiliate;

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person other than customary customer agreements made in the ordinary course of business; or

                  (j) any employment contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits).

                  Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Listed Contract. Each of the Listed Contracts is valid and binding and in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Company, or to the Knowledge of Company, with respect to any other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Listed Contract. True, correct and complete copies of all Listed Contracts have been delivered to Parent.

                  SECTION 4.12     Litigation

                  There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Company, threatened against Company that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated hereby, and, to the Knowledge of Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated hereby.

                  SECTION 4.13     Environmental Matters

                  Except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of Company with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company in violation of any Environmental Law.

                  SECTION 4.14     Intellectual Property

                  (a) All patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, statistical models, supplier lists, e-mail lists, inventions, sui generis database rights, databases, data ("Technical Documentation"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published, marketed or used by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are hereinafter referred to as the "Company Intellectual Property."

                  (b) Section 4.14(b) of the Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, registered trademarks, trademark applications, common law trademarks, trade names, registered service marks, service mark applications, common law service marks, material Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Company to protect its interests in Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within twelve (12) months of the Closing Date. All of Company's patents, patent applications, registered trademarks, trademark applications, registered service marks and service mark registrations, and registered copyrights remain in good standing with all fees and filings due as of the Closing Date having been duly made and the due dates specified in the Company Disclosure Schedule are accurate and complete in all material respects.

                  (c) Section 4.14(c) of the Company Disclosure Schedule contains a true and complete list of the registrations that Company has obtained anywhere in the world in relation to the processing of data. Company has made all such registrations which it is required to have made and is in good standing with respect to such registrations with all fees due as of the Effective Time having been duly made. Company has received Valid Consents (as defined below) from all persons who have provided personal information which are sufficient to give Company (i) the right to use such personal information for the purposes of conducting Company's current activities, and Company's future activities to the extent such future activities are already planned, and (ii) the right to assign the personal information and the applicable consents to Parent or its Affiliates. For the purposes of this Section 4.14(c), "Valid Consents" shall mean consents obtained (i) for persons aged 13 and over, using Company's double opt-in method by which the persons providing personal information to Company have both (a) indicated their consent by checking a box which signifies his or her desire to have his or her personal information registered with the site and used by Company, and (b) thereafter responded to a confirmatory e-mail message to signify his or her desire to have his or her personal information registered with the site and used by Company and (ii) for persons under the age of 13, in accordance with the Children's Online Privacy Protection Act of 1998. Company has not used any personal information without or beyond the scope of a Valid Consent. Company has placed all personal information relating to persons who have signified that they do not grant or later revoke a Valid Consent in an unsubscribed archive file where such data is stored but not used by Company. Company has not collected and maintains no personal information about persons outside the United States in violation of any local, state or Federal law.

                  (d) Company Intellectual Property consists solely of items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid license (the "Company Licensed Intellectual Property"), the parties and date of each such license agreement (each, a "License Agreement") being set forth on Section 4.14(c) of the Company Disclosure Schedule. Company has all rights in Company Intellectual Property necessary to carry out Company's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

                  (e) The reproduction, manufacturing, distribution, licensing, sublicensing, sale, use or any other exercise of rights in any Company Intellectual Property, product, service, work, technology or process as now used or offered or proposed for use, licensing or sale by Company does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, mask work or other proprietary or personal right of any person or, to the actual knowledge of Company, the patent of any person anywhere in the world. No claims (i) challenging the validity, effectiveness or, other than with respect to the Company Licensed Intellectual Property, ownership by Company of any of the Company Intellectual Property, or
(ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, service, work, technology or process as now used or offered or proposed for use, licensing, sublicensing, use or sale by Company infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the Knowledge of Company, are threatened by any person, nor are there, to the Knowledge of Company, any valid grounds for any bona fide claim of any such kind. All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by Company are subsisting and, to the Knowledge of Company, enforceable. To the Knowledge of Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

                  (f) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of Company, have executed nondisclosure agreements in the form set forth in Section 4.14(f) of the Company Disclosure Schedule and either (i) have been a party to a "work-for-hire" arrangement or agreements with Company in accordance with applicable Federal and state law that has accorded Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Company as assignee that have conveyed to Company effective and exclusive ownership of all tangible and intangible property thereby arising.

                  (g) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense, agreement or instrument relating to Company Intellectual Property to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

                  (h) Section 4.14(h) of the Company Disclosure Schedule contains a true and complete list of all of Company's software programs (the "Company Software Programs"). Except with respect to software or technology licensed by Company (to which Company holds appropriate and valid licenses), Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

                  (i) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by Company only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to Company and who have executed the nondisclosure agreements referred to in Section 4.14(f), and (iii) have not been disclosed to any third party, except those third parties set forth in Section 4.14(i) of the Company Disclosure Schedule who have executed nondisclosure agreements with Company.

                  (j) Company has taken all reasonable steps, in accordance with normal industry practice, to preserve and maintain complete notes and records relating to Company Intellectual Property necessary or appropriate to cause the same to be readily understood, identified and available.

                  (k) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate and will operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

                  (l) The Company Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, charges or encumbrances of any kind.

                  (m) Company does not owe any royalties or other payments to third parties in respect of Company Intellectual Property. All royalties or other payments set forth in Section 4.14(m) of the Company Disclosure Schedule that have accrued or will accrue prior to the Effective Time have been or will be paid.

                  (n) Company uses commercially reasonable efforts to regularly scan the Company Software Programs and, to, the extent applicable, the other Company Intellectual Property, with "best-in-class" virus detection software. To the Knowledge of Company, the Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Knowledge of Company, none of the foregoing contains any worm, bomb, backdoor, clock, timer, or other disabling device code, design or routine which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

                  (o) Company has implemented all reasonable steps which are known in the information systems industry in the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. Section 4.14(o) of the Company Disclosure Schedule sets forth (i) each breach of security of which Company is aware, (ii) its known or anticipated consequences, and (iii) the steps Company has taken to remedy such breach.

                  SECTION 4.15     Taxes

                  (a) Company and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes due with respect to the taxable periods covered by such Tax Returns and all other material Taxes. Such Tax Returns are complete and correct. Company has provided adequate accruals in accordance with U.S. GAAP in its latest financial statements included in the Company Reports for any Taxes payable by Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, whether or not shown as being due on any Tax Returns. Other than Taxes incurred in the ordinary course of business, Company has no material liability for unpaid Taxes accruing after the date of the Company's latest financial statements included in the Company Reports.

                  (b) There is (i) no material claim for Taxes that is a lien against the property of Company or is being asserted against Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company being conducted by a Tax Authority, (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted to Company and is currently in effect, (iv) no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Company and (v) no agreement, contract or arrangement to which Company is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

                  (c) There has been no change in ownership of Company that has caused the utilization of any losses of Company to be limited pursuant to
Section 382 of the Code, and any loss carryovers reflected on the latest financial statements included in the Company Reports are properly computed and reflected.

                  (d) Company has not been and will not be required by reason of the Merger to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (e) Company has not filed and will not file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company.

                  (f) Company is not a party to any Tax sharing or Tax allocation agreement nor does Company have any liability or potential liability to another party under any such agreement.

                  (g) Company has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

                  (h) Company has not ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

                  (i) Company has in its possession receipts for any Taxes paid to foreign Tax authorities. Company has not ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

                  (j) Neither Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions"

(within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (k) Company and its subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                  SECTION 4.16     Insurance

                  Company is presently insured, and since its inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company, in Company's reasonable estimation, provide adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company has complied in all material respects with the terms of such policies.

                  SECTION 4.17     Properties

                  Company has good and marketable title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all its material tangible properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as being owned by Company as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements, and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's equipment in regular use which is material to the operation of Company has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                  SECTION 4.18     [Intentionally Omitted]

                  SECTION 4.19     Opinion of Financial Advisor

                  BancBoston Robertson Stephens Inc. ("Robertson Stephens") has delivered to the Board of Directors of Company its written opinion to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of shares of Company Common Stock from a financial point of view.

                  SECTION 4.20     Brokers

                  No broker, finder or investment banker (other than Robertson Stephens and Friedman, Billings, Ramsey & Co., Inc., the fees and expenses of each of which will be paid by Company) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company. Company has heretofore made available to Parent true, complete and correct copies of all agreements between Company and Robertson Stephens pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 4.21     Certain Business Practices

                  Neither Company nor any directors, officers, agents or employees of Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                  SECTION 4.22     Section 912 of New York Law Not Applicable

                  The Board of Directors of Company, at a meeting duly called and held, duly adopted resolutions (i) unanimously approving the Merger, this Agreement and the Shareholders' Agreement, (ii) determining that the terms of the Merger are fair to, and in the best interests of, Company and its shareholders, (iii) recommending that Company's shareholders adopt this Agreement and (iv) adopting this Agreement. Such resolutions and approval constitutes approval of the Merger, this Agreement and the Shareholders' Agreement and the transactions contemplated by this Agreement and the Shareholders' Agreement by the Board of Directors of Company under Section 912 of New York Law and represents all the action necessary to ensure that the restrictions contained in such Section 912 do not apply to any of Parent, Lux Sub or Merger Sub in connection with the Merger, this Agreement and the Shareholders' Agreement and the transactions contemplated by this Agreement and the Shareholders' Agreement. To the Knowledge of Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Shareholders' Agreement or the transactions contemplated by this Agreement and the Shareholders' Agreement.

                  SECTION 4.23     Business Activity Restriction

                  There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company in any material respect. Company has not entered into any agreement under which Company is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                  SECTION 4.24     Privacy

                  Company is, and has always been, in compliance with its then-current privacy policy, including those posted on Company's Web site(s). Company has conducted its business and maintained its data at all times in accordance with (i) the standards promulgated by the Online Privacy Alliance,
(ii) the standards promulgated by the Direct Marketing Association, and (iii) all applicable Federal, state and other laws, including, but not limited to, those relating to the use of information collected from or about consumers. Company is, and has always been, in compliance with its customers' privacy policies, when required to do so by contract.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent and Lux Sub hereby represent and warrant to Company that:

                  SECTION 5.01     Organization and Qualification; Subsidiaries

                  Parent, Lux Sub and Merger Sub have each been duly organized and each is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent, Lux Sub and Merger Sub is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The name of Merger Sub under which it was formed was Nickel Acquisition Corp.

                  SECTION 5.02     Authority Relative to this Agreement

                  Each of Parent, Lux Sub and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent, Lux Sub and Merger Sub and the consummation by Parent, Lux Sub and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent, Lux Sub or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the consent of Lux Sub as sole shareholder of Merger Sub and the filing and recordation of the Certificate of Merger as required by New York Law). This Agreement has been duly executed and delivered by each of Parent, Lux Sub and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent, Lux Sub and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

                  SECTION 5.03     No Conflict; Required Filings and Consents

                  (a) The execution and delivery of this Agreement by Parent, Lux Sub and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws (or any equivalent organizational document) of Parent, Lux Sub or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent, Lux Sub or Merger Sub or by which any property or asset of Parent, Lux Sub or Merger Sub is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Parent, Lux Sub or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) The execution and delivery of this Agreement by Parent, Lux Sub and Merger Sub does not, and the performance by Parent, Lux Sub and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent, Lux Sub or Merger Sub with or notification by Parent, Lux Sub or Merger Sub to, any Governmental Entity, except pursuant to the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by New York Law.

                  SECTION 5.04     Financing

         At the Effective Time, Lux Sub will have available sufficient cash in immediately available funds necessary for the acquisition of all shares of Company Common Stock pursuant to the Merger.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01     Conduct of Business by Company Pending the
Closing

                  Company agrees that, between the date of this Agreement and the Effective Time, except as contemplated by this Agreement, unless Parent shall otherwise agree in writing, (x) the business of Company shall be conducted only in, and Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use its best efforts to keep available the services of such of the current officers, significant employees and consultants of Company and to preserve the current relationships of Company with such of the corporate partners, customers, suppliers and other persons with which Company has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, Company shall not, between the date of this Agreement and the Effective Time, except as contemplated by this Agreement, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Company of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement or pursuant to the Company Stock Purchase Plan or
(ii) any material property or assets of Company except sales of inventory in the ordinary course of business consistent with past practice and the providing of opt-in e-mail addresses to direct marketers and brokers by Company in the ordinary course of business;

                  (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money (other than in de minimis amounts) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Listed Contract or License Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been described in the Company Disclosure Schedule and that are not, in the aggregate, in excess of $250,000 for Company; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plan or authorize cash payments in exchange for any Company Stock Options granted under the Company Stock Plan;

                  (g) amend the terms of, repurchase, redeem or otherwise acquire any of its securities or propose to do any of the foregoing;

                  (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company and any of Company's directors, officers, consultants or employees;

                  (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the balance sheet of Company dated as of June 30, 2000 included in Company's quarterly report on Form 10-Q for the period then ended;

                  (j) except as required by any Governmental Entity, make any change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

                  (k) make any Tax election or settle or compromise any Tax liability; or

                  (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder in any maternal respect or result in any of the conditions to the Merger set forth herein not being satisfied or prevent Company from performing or cause Company not to perform its covenants hereunder.

                  SECTION 6.02     Notices of Certain Events

                  (a) Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; and (iii) any change that could reasonably be expected to delay or impede the ability of either Parent or Lux Sub, on the one hand, or Company, on the other, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

                  (b) In addition, Company shall give Parent prompt notice of
(i) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Company, threatened against, relating to or involving or otherwise affecting Company, or that relate to the consummation of the Merger;
(ii) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Listed Contract; and
(iii) any change that could reasonably be expected to have a Company Material Adverse Effect.

                  (c) In addition, Parent shall give Company prompt notice of any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Parent, threatened, in each case that relate to the consummation of the Merger.

                  SECTION 6.03     Access to Information; Confidentiality

                  (a) From the date of this Agreement to the Effective Time, Company shall (i) provide to Parent (and its officers, directors, employees, accountants, financial advisors, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to Company's officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as Parent or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) Parent shall comply with, and shall cause its Representatives to comply with, all of its obligations under the Confidentiality Agreement with respect to any nonpublic information disclosed pursuant to this
Section 6.03 or otherwise.

                  SECTION 6.04     No Solicitation of Transactions

                  (a) Until this Agreement has been terminated as provided herein, Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of Company's Representatives or subsidiaries, or any Representative retained by Company's subsidiaries, to take any such action; provided, however, that nothing contained in this Agreement, including this Section 6.04, shall prohibit Company or the Board of Directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.04, (ii) referring any third party to this Section
6.04 or making a copy of this Section 6.04 available to any third party solely in response to an unsolicited inquiry; (iii) prior to receipt of the Company Shareholder Approval, from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide proposal regarding a Competing Transaction that (i) Company's Board of Directors shall have concluded in good faith, based upon the advice of independent outside counsel of nationally recognized reputation (who may be the Company's regularly engaged independent legal counsel), that such action is necessary to prevent Company's Board of Directors from violating its fiduciary duties to the Company or its shareholders under applicable law, (ii) with respect to which Company's Board of Directors shall have determined, based upon the advice of Company's independent financial advisors of nationally recognized reputation (who may be the Company's regularly engaged independent financial advisors), in the proper exercise of its fiduciary duties to the Company and its shareholders that the acquiring party is reasonably capable of consummating such Competing Transaction on the terms proposed, and (iii) Company's Board of Directors reasonably believes in good faith, based on the advice of the Company's independent financial advisors of nationally recognized reputation (who may be the Company's regularly engaged independent financial advisors), that such Competing Transaction is more favorable to the shareholders of Company from a financial point of view than the Merger and that such Competing Transaction is more favorable to the shareholders of Company than the Merger taking into account all the respective terms and conditions of the Competing Transaction and the Merger (any such Competing Transaction being referred to herein as a "Superior Proposal"). Any violation of the restrictions set forth in this Section 6.04 by any Representative of Company, whether or not such person is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this
Section 6.04 by Company. Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Parent apprised, as promptly as reasonably practicable, of any modifications to the terms thereof. Company shall not submit any Competing Transaction to the vote of its shareholders. Prior to accepting a Superior Proposal, Company shall provide Parent with 24 hours' written notice of such intention. Notwithstanding the foregoing, nothing contained in this Section
6.04 shall prevent the Board of Directors of Company from withdrawing or modifying its recommendation of this Agreement, provided that the Company has complied with this Section 6.04, following the receipt of a proposal that constitutes, or may reasonably be expected to lead to, a Superior Proposal if the Board of Directors of the Company, after consultation with independent outside counsel of nationally recognized reputation (who may be the Company's regularly engaged independent legal counsel) determines in good faith that such action is necessary for the directors of Company to comply with their fiduciary duties to the Company or its shareholders under applicable law.

                  (b) Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  SECTION 6.05     [Intentionally Omitted]

                  SECTION 6.06     Control of Operations

                  Nothing contained in this Agreement shall give Parent or Lux Sub, directly or indirectly, the right to control or direct the operations of Company prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                  SECTION 6.07     Further Action; Consents; Filings

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Lux Sub or Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Exchange Act and any other applicable Federal or state securities laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

                  (b) Each of Company, Parent and Lux Sub will give any notices to third persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Parent with respect to such notices or consents to be delivered or obtained by Company) to consummate the transactions contemplated by this Agreement.

                  SECTION 6.08     Additional Reports

                  Company shall each furnish to Parent copies of any reports of the type referred to in Section 4.07, which it files with the SEC on or after the date hereof, and Company covenants and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                  SECTION 6.09     Tax Information

                  Company shall provide the following information to Parent not later than two weeks after the date of this Agreement: (i) a complete list of the types of Tax Returns being filed by Company in each taxing jurisdiction,
(ii) a list of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iii) a list of any deferred intercompany gain with respect to transactions to which Company has been a party and (iv) a list of the acquisition date, original cost, accumulated depreciation, adjusted tax basis and methods of depreciation for all depreciable and amortizable assets of the Company. Company shall provide Parent and its accountants, counsel and other Representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's Tax Returns and other records and workpapers relating to Taxes.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01     Proxy Statement

                  (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and Company shall file with the SEC a proxy statement with respect to the Merger relating to the special meeting of Company's shareholders to be held to consider approval and adoption of this Agreement and the Merger (the "Company Shareholders' Meeting") (together with any amendments thereto, the "Proxy Statement"). No filing of, or amendment or supplement to, the Proxy Statement will be made by Company without providing Parent with the opportunity to review and comment thereon. Company shall use its best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Copies of the Proxy Statement shall be provided to the NNM in accordance with its rules. Parent, Lux Sub or Company, as the case may be, shall furnish all information concerning Parent, Lux Sub or Company as any other party may reasonably request in connection with the preparation of the Proxy Statement. Company shall notify Parent promptly of the receipt of any comments from the SEC on the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall promptly provide Parent copies of all correspondence between Company or any of its representatives or advisors and the SEC with respect to the Proxy Statement. Company shall use its best efforts to cause the Proxy Statement to be mailed to Company's shareholders as promptly as practicable after filing thereof with the SEC. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance as to matters relating to, and supplied for inclusion therein by, such party in all material respects with the applicable requirements of (i) the Exchange Act and (ii) the rules and regulations of the NNM.

                  (b) The Proxy Statement shall include (i) information with respect to Company and its shareholders, the approval and adoption of the Merger and the recommendation of the Board of Directors of Company to Company's shareholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of Company to withdraw its recommendation in compliance with Section 6.04 of this Agreement, and (ii) the opinion of Robertson Stephens referred to in Section 4.19.

                  (c) None of the information supplied by Company for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC or any other regulatory agency, at the date it is or any amendments or supplements thereto are mailed to shareholders of Company or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to receipt of the Company Shareholder Approval, any event or circumstance relating to Company, or its officers, directors or shareholders, should occur or be discovered by Company that should be set forth in an amendment or a supplement to the Proxy Statement, Company shall promptly prepare and mail to its shareholders such an amendment or supplement. Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Exchange Act.

                  (d) None of the information supplied by Parent or Lux Sub for inclusion in the Proxy Statement will, at the time it is filed with the SEC or any other regulatory agency, at the date it is or any amendments or supplements thereto are mailed to shareholders of Company or at the time of Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to receipt of the Company Shareholder Approval, any event or circumstance relating to Parent, Lux Sub or Merger Sub, or their respective officers or directors, should occur or be discovered by Parent or Lux Sub that should be set forth in an amendment or a supplement to the Proxy Statement, Parent or Lux Sub, as the case may be, shall promptly inform Company.

                  SECTION 7.02     Company Shareholders' Meeting

                  Subject to the provisions of Section 9.01 herein, Company shall call and hold the Company Shareholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger pursuant to the Proxy Statement, and Company shall use all reasonable efforts to hold the Company Shareholders' Meeting as soon as practicable after the date on which the Proxy Statement is mailed to Company's shareholders. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 6.04, Company shall use all reasonable efforts to solicit from its shareholders proxies in favor of the approval and adoption of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the Company Shareholder Approval. Company shall take all other action necessary or, in the reasonable opinion of Parent, advisable to promptly and expeditiously secure any vote or consent of shareholders required by applicable Law and Company's certificate of incorporation and bylaws to effect the Merger. Subject to the right of Company to terminate this Agreement set forth in Section 9.01 hereof, Company shall call and hold the Company Shareholders' Meeting for the purpose of voting upon the approval and adoption of this Agreement and the Merger whether or not Company's Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's shareholders reject it.

                  SECTION 7.03 Directors' and Officers' Indemnification and Insurance

                  (a) Parent, Lux Sub and Merger Sub agree that all rights to indemnification, advancement of expenses, exculpation, limitation of liability and any and all similar rights now existing in favor of each present and former director, officer, employee and agent of Company (collectively, the "Indemnified Parties") as provided in Company's present certificate of incorporation, by-laws or contractual arrangement in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification shall be required by Law, and Parent and Lux Sub agree to cause the Surviving Corporation to comply with its obligations thereunder and hereby guarantee the indemnification obligations referred to in this Section 7.03.

                  (b) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guaranty the indemnification obligations referred to in this Section 7.03 or will make or cause to be made proper provision so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties and have substantially equal financial ability as the Company (immediately prior to the Effective Time) to satisfy the obligations of the parties pursuant to this Section 7.03 as a condition to such merger, consolidation or transfer becoming effective.

                  (c) The provisions of this Section 7.03 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  (d) For a period of three years after the Effective Time, Parent and Lux Sub shall use their respective best efforts to maintain in effect the directors' and officers' liability insurance policies maintained by Company; provided, however, that in no event shall Parent or Lux Sub be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage and provided further, that if the premium for such coverage exceeds such amount, Parent or Lux Sub shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

                  SECTION 7.04     Public Announcements

                  The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

                  SECTION 7.05     Employee Benefit Matters

                  (a) For all purposes (including, without limitation, eligibility, vesting, and benefit accrual) under the employee benefit plans of Parent and its subsidiaries or Affiliates providing benefits to former Company employees after the Effective Time, each such employee shall be credited with his or her years of service with Company before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan, except for purposes of benefit accrual under defined benefit pension plans, if any. Following the Effective Time, Parent shall, or shall cause its subsidiaries or Affiliates to, waive any pre-existing condition limitation under any welfare benefit plan maintained by Parent or any of its subsidiaries or Affiliates in which such employees and their eligible dependents participate (except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company welfare benefit plans immediately prior to the Effective
Time).

                  (b) Parent and Lux Sub shall consider in their sole discretion instituting a Company profit sharing plan, annual bonus plan or other incentive program for Company employees.

                  SECTION 7.06     Shareholder Agreement Legend

                  As soon as practicable after the date of this Agreement, Company shall inscribe upon any certificate representing Shares (as such term is defined in the Shareholders' Agreement) the following legend: "THE SHARES OF

COMMON STOCK, PAR VALUE $.01 PER SHARE, OF NETCREATIONS, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS' AGREEMENT AND AN IRREVOCABLE PROXY CREATED THEREBY DATED AS OF DECEMBER 22, 2000, AND THE TRANSFER AND VOTING THEREOF ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF NETCREATIONS, INC. FROM THE SECRETARY OF NETCREATIONS, INC."; and Company will return such each such certificate containing such inscription to the shareholders of Company who are parties to the Shareholders' Agreement within three Business Days following Company's receipt thereof.

                  SECTION 7.07     Guaranty of Performance

                  Parent shall take all necessary steps to ensure that Lux Sub and Merger Sub take any and all actions required to be taken by them pursuant to this Agreement.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger

                  The respective obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions by joint action of the parties hereto:

                           (a) this Agreement and the Merger shall have been
                  duly approved by the requisite vote of shareholders of Company in accordance with New York Law;

                           (b) no court of competent jurisdiction shall have
                  issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

                           (c) any waiting period (and any extension thereof)
                  applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated; and

                           (d) all consents, approvals and authorizations
                  legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

                  SECTION 8.02     Conditions to the Obligations of Company

                  The obligation of Company to consummate the Merger is subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                           (a) each of the representations and warranties of
                  Parent and Lux Sub contained in this Agreement shall be true, complete and correct both (i) when made and (ii) on and as of the Effective Time as if made at and as of the Effective Time (except for representations and warranties which address matters only as of a certain date which shall have been true, complete and correct as of such certain date), except in the case of each of clauses (i) and (ii) for such failures to be true, complete and correct (without giving effect to any qualification or standard relating to materiality or a Parent Material Adverse Effect contained in any such representations and warranties) which, individually or in the aggregate, would not have a Parent Material Adverse Effect, and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of each of Parent and Lux Sub to such effect; and

                           (b) Each of Parent and Lux Sub shall have performed
                  or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it an or prior to the Effective Time and Company shall have received a certificate of the Chief Executive Officer and

                  Chief Financial Officer of Parent and Lux Sub to that effect.

                  SECTION 8.03  Conditions to the Obligations of Parent and Lux
Sub

                  The respective obligations of Parent and Lux Sub to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

                           (a) each of the representations and warranties of
                  Company contained in this Agreement shall be true, complete and correct both (i) when made and (ii) on and as of the Effective Time as if made at and as of the Effective Time (except for representations and warranties which address matters only as of a certain date which shall have been true, complete and correct as of such certain date), except in the case of each of clauses (i) and (ii) for such failures to be true, complete and correct (without giving effect to any qualification or standard relating to materiality or a Company Material Adverse Effect contained in any such representations and warranties) which, individually or in the aggregate, would not have a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

                           (b) Company shall have performed or complied in all
                  material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect;

                           (c) There shall have been no Company Material Adverse
                  Effect since the date of this Agreement;

                           (d) Company shall have received from each of the
                  parties set forth on Section 8.03(d) of the Company Disclosure Schedule (each such party, an "Assigning Party"), a valid and effective assignment, in form reasonably acceptable to Parent, of all intellectual property rights in all work created by such Assigning Party on behalf of Company; and

                           (e) Each of the employees listed on Schedule 8.03(e)
                  of the Company Disclosure Schedule hereto shall have terminated their respective employment agreements with Company and shall have agreed to the terms of employment set forth in their respective offer letters from Parent, and no employee listed an Schedule I shall have terminated, or given notice of termination of, such employee's employment with Company.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                   SECTION 9.01     Termination

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                           (a) by mutual written consent duly authorized by the
                  boards of directors of each of Parent and Company;

                           (b) by either Parent or Company, if the Effective
                  Time shall not have occurred on or before April 30, 2001; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose material breach of this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                           (c) by either Parent or Company, if any Governmental
                  Order preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                           (d) by Parent, if (i) the Board of Directors of
                  Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders, (ii) the Board of Directors of Company shall have recommended to the shareholders of Company a Competing Transaction, (iii) the Company fails to comply in all material respects with Section 6.04 or Section 7.02, (iv) a Competing Transaction shall have been announced or otherwise publicly known and the Board of Directors of Company shall have (A) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its shareholders of a Competing Transaction involving a tender offer or exchange offer) within 5 Business Days of delivery of a written request from Parent for such action or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within 5 Business Days of delivery of a written request from Parent for such action, (v) the Board of Directors of Company shall have determined that a Competing Transaction was a Superior Proposal and to take any of the actions allowed by clause (iii) of Section 6.04 (and shall not have, prior to Parent's termination of this Agreement pursuant to this Section 9.01(d)(v), (x) reconfirmed its approval and recommendation of this Agreement and the Merger and (y) recommended against acceptance of such Superior Proposal by its shareholders), or (vi) the Board of Directors of Company resolves to take any of the actions described above;

                           (e) by Parent or Company, if the Company Shareholder
                  Approval shall not have been obtained at the Company Shareholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

                           (f) by Parent, if Company shall have breached or
                  failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.03(a) or (b) and (ii) is incapable of being or has not been cured by Company within 30 calendar days after Parent has given written notice to Company of such breach or failure to perform;

                           (g) by Company, if Parent or Lux Sub shall have
                  breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.02(a) or (b) and (ii) is incapable of being or has not been cured by Parent within 30 calendar days after Company has given written notice to Parent of such breach or failure to perform; or

                           (h) by Company, if (i) the Board of Directors of
                  Company authorizes Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or description of all material terms and conditions thereof) to such notice, (ii) Parent does not make, within three Business days of receipt of Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of Company determines, in good faith after consultation with its financial advisors, is at least as favorable to the shareholders of Company as the Superior Proposal, it being understood that Company shall not enter into any such binding agreement during such three-day period and (iii) Company prior to such termination pursuant to this clause (h) pays to Parent in immediately available funds the fees required to be paid pursuant to Section 9.05(b), provided, that Company shall not be permitted to terminate this Agreement pursuant to this Section 9.01(h) if such Superior Proposal is attributable to a violation by Company of its obligations under Section 6.04 or if such Superior

                  Proposal otherwise resulted from a breach of any of Company's obligations under this Agreement.

                   The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

                   SECTION 9.02     Effect of Termination

                   In the event of termination of this Agreement pursuant to
Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, other than the provisions of Section 4.20, Section 6.03(b), this
Section 9.02, Section 9.05 and Article X, which provisions shall survive such termination; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement. No termination of this Agreement shall affect the obligation of the parties contained in the Confidentiality Agreement, which shall survive termination of this Agreement and remain in full force and effect in accordance with their terms.

                   SECTION 9.03     Amendment

                   This Agreement may be amended by the parties hereto by action taken try or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the shareholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Common Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                   SECTION 9.04     Waiver

                   At any time prior to the Effective Time, any party hereto may
(a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                   SECTION 9.05     Termination Fee; Expenses

                   (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses (other than attorneys' and accountants' fees and expenses) incurred solely for printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement and any fees required to be paid under the HSR Act.

                   (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d), (ii) Parent shall terminate this Agreement pursuant to Section 9.01(f), (iii) Company shall terminate this Agreement pursuant to Section 9.01(h) or (iv) this Agreement shall be terminated pursuant to Section 9.01(b) or pursuant to Section 9.01(e) as a result of the failure to obtain the Company Shareholder Approval and, in the case of this clause (iv), (A) at or prior to such termination, there shall exist or have been publicly proposed a Competing Transaction with respect to Company and (B) within 12 months after such termination, Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction involving Company shall be consummated, then, in the case of (x) clauses (i) or
(ii), promptly after such termination, (y) in the case of clause (iii) prior to such termination or (z) in the case of clause (iv), immediately before the execution and delivery of such agreement or such consummation, as applicable, Company shall pay to Parent (the "Termination Fee") a sum equal to all of Parent's Expenses (payable promptly upon receipt of a written statement thereof from Parent) and an additional amount equal to $6,500,000. In the event of termination of this Agreement by Company pursuant to Section 9.01(g), Parent shall pay to Company an amount equal to all of Company's Expenses (payable promptly upon receipt of a written statement thereof from Company).

                   (c) Parent and Company agree that the agreements contained in
Section 9.05(b) above are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement or the Shareholders Agreements. Accordingly, if Company fails to pay to Parent any amounts due under Section 9.05(b), Company shall pay the fees and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment, together with interest on such amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                   (d) In the event that the Company properly terminates this Agreement pursuant to 9.01(g), in addition to any other claims for damages or expenses the Company may commence against Parent or one of its Affiliates, Parent shall be specifically obligated to reimburse Company for the termination fee due from Company to DoubleClick, not to exceed $8.6 million, if such termination fee has not already been paid by Parent or one of its Affiliates.

                                    ARTICLE X

                               GENERAL PROVISIONS

                   SECTION 10.01  Non-Survival of Representations and Warranties

                   The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                   SECTION 10.02     Notices

                   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                           (a)      if to Company:

                                    NetCreations, Inc.
                                    379 West Broadway, Suite 202
                                    New York, New York 10012
                                    Attention:  Brian Burlant, Esq.
                                    Telecopier: 212 274 9266

                                    with a copy to:

                                    Piper, Marbury, Rudnick & Wolfe LLP
                                    1251 Avenue of the Americas
                                    New York, New York 10020
                                    Attention:  Andrew J. Cosentino
                                    Telecopier: 212 835 6001

                           (b)      if to Parent, Lux Sub or Merger Sub:

                                    SEAT Pagine Gialle S.p.A.
                                    Via Aurelio Saffi 18
                                    10138 Turin, Italy
                                    Attention:  Mr. Paolo Gonano
                                    Telecopier: 011 39 011 435 2882

                                    with a copy to:

                                    Cravath, Swaine & Moore
                                    825 Eighth Avenue
                                    New York, New York 10019
                                    Attention:  Faiza J. Saeed
                                    Telecopier: 212 474 3700

                   SECTION 10.03     Severability

                   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                   SECTION 10.04     Assignment; Binding Effect; Benefit

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.03, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  SECTION 10.05     Incorporation of Exhibits

                  The Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

                  SECTION 10.06     Governing Law

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK.

                  SECTION 10.07     Waiver of Jury Trial

                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  SECTION 10.08     Headings; Interpretation

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                   SECTION 10.09     Counterparts

                   This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                   SECTION 10.10     Entire Agreement

                  This Agreement (including the Annexes, the Schedules and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  SECTION 10.11     Enforcement

                  Each of the parties hereto agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or a New York state court.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            SEAT PAGINE GIALLE S.P.A.

                                                by  /s/ Lorenzo Pelliccioli
                                                    ----------------------------
                                                    Name:  Lorenzo Pelliccioli
                                                    Title: CEO


                                            SOGERIM, SOCIETE ANONYME

                                                by  /s/ Jacques Loesch
                                                    ----------------------------
                                                    Name:  Jacques Loesch
                                                    Title: Administrateur


                                                by  /s/ Fabio Morvilli
                                                    ----------------------------
                                                    Name:  Fabio Morvilli
                                                    Title: President


                                            NICKEL ACQUISITION CORP.

                                                by  /s/ Filippo Zamparelli
                                                    ----------------------------
                                                    Name:  Filippo Zamparelli
                                                    Title: President


                                            NETCREATIONS, INC.

                                                by  /s/ Rosalind Resnick
                                                    ----------------------------
                                                    Name:  Rosalind Resnick
                                                    Title: CEO

                                                                         Annex A


                         FORM OF SHAREHOLDERS' AGREEMENT

                  SHAREHOLDERS' AGREEMENT, dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among SEAT PAGINE GIALLE S.P.A. ("Parent"), a limited company organized under the laws of the Republic of Italy and a majority owned subsidiary of Telecom Italia S.p.A., a limited company organized under the laws of the Republic of Italy, SOGERIM, SOCIETE ANONYME ("Lux Sub"), a Luxembourg corporation and a wholly owned subsidiary of Telecom Italia S.p.A., NICKEL ACQUISITION CORP., a New York corporation and a direct wholly owned subsidiary of Lux Sub ("Merger Sub"), and the undersigned SHAREHOLDERS (each, a "Shareholder" and, collectively, the "Shareholders") of NetCreations, Inc., a New York corporation ("Company").

                  Capitalized and other terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof, among Parent, Lux Sub, Merger Sub and Company (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), Parent has agreed to acquire, through Lux Sub and Merger Sub, all the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company in which each outstanding share of common stock, $.01 par value per share, of Company (the "Company Common Stock") will be converted into the right to receive $7.00 in cash as set forth in the Merger Agreement (the "Merger");

                  WHEREAS, in order to induce Parent, Lux Sub and Merger Sub to enter into the Merger Agreement and consummate the Merger, the Shareholders desire to execute and deliver to Parent, Lux Sub and Merger Sub a shareholders' agreement upon the terms set forth herein; and

                  WHEREAS, each Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock Owned on the Date Hereof", and such Shareholder desires to make the number of shares indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock Subject to this Agreement" (such shares, together with any other shares of capital stock of Company acquired by such Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Shares") subject to the terms of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Ownership of Shares; Transfer. (a) Each Shareholder represents and warrants to Parent, Lux Sub and Merger Sub (collectively, the "Acquirors") that such Shareholder is the record and beneficial owner of, and has good and marketable title to, the Shares. The Shares constitute a portion of such Shareholder's interest in the outstanding capital stock and voting securities of Company. The Shares are free and clear of any liens, claims, options, charges or other encumbrances. Shareholder has the sole right to vote the Shares and, except as contemplated by this Agreement, none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares. Such Shareholder's principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

                  (b) Other than pursuant to this Agreement, Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Shares to any person (other than pursuant to the Merger) or
(ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Shares and shall not commit or agree to take any of the foregoing actions. Shareholder shall not, nor shall Shareholder permit any entity under such Shareholder's control to, deposit any Shares in a voting trust.

                  2. Agreement to Vote Shares. (a) Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, each Shareholder shall vote (or cause to be voted) the Shares in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement.

                  (b) Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, each Shareholder shall vote (or cause to be voted) the Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, share exchange, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by or involving Company, (ii) any Competing Transaction and (iii) any amendment of Company's certificate of incorporation or by-laws or other proposal or transaction involving Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of Company (each a "Frustrating Transaction"). No Shareholder shall commit or agree to take any action inconsistent with the foregoing.

                  (c) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Shareholder from (i) acting in his or her capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to each Shareholder solely in his or her capacity as a shareholder of Company or (ii) voting in his or her sole discretion on any matter other than those matters referred to in Section 2(a) or 2(b).

                  3. IRREVOCABLE PROXY. Each Shareholder hereby irrevocably grants to, and appoints, Parent, Lux Sub and Merger Sub, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote the Shares of such Shareholder, or grant a consent or approval in respect of the Shares of such Shareholder in a manner consistent with Sections 2(a) and 2(b). Each Shareholder understands and acknowledges that each of the Acquirors is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the agreement of Merger Sub to purchase the Shares of the Shareholder pursuant to the Merger Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 609 of the New York Business Corporation Law. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of Sections 2(a) and 2(b) in accordance with Section 8. Upon the execution of this Agreement by each Shareholder, such Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

                  4. Representations, Warranties and Covenants of Shareholder. Each Shareholder hereby represents, warrants and covenants to each Acquiror as follows:

                  (a) Each Shareholder has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Shareholder does not, and the performance of such Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares are or will be bound or affected. If Shareholder is married and the Shares constitute community property or if there otherwise is a need for spousal or other approval of this Agreement for it to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Shareholder's spouse, enforceable against such spouse in accordance with its terms.

                  (b) Except to the extent otherwise permitted under Section
6.04 of the Merger Agreement, until the Expiration Date, each Shareholder, in the Shareholder's capacity as a shareholder of Company, will not (and will use such Shareholder's reasonable best efforts to cause its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of Company, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the shareholders of Company all or any substantial part of the business, properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal;
(iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any affiliate, associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect to any potential Acquisition Proposal or (v) either alone or together with any other shareholder of Company, request that a special meeting of the shareholders of Company be held to consider and vote on any Competing Transaction or Frustrating Transaction. In the event any Shareholder, in such Shareholder's capacity as a shareholder of Company, shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

                  (c) Each Shareholder understands and agrees that if any Shareholder attempts to vote or provide any other person with the authority to vote any of the Shares held by such Shareholder as of the record date for any meeting at which such Shares are to be voted other than in compliance with this Agreement, Company shall not, and such Shareholder hereby unconditionally and irrevocably instructs Company to not, record such vote unless and until such Shareholder shall have complied with the terms of this Agreement.

                  5. No Limitation on Discretion as Director. If any Shareholder is a natural person and is a member of the board of directors of Company, then this Agreement will apply to the exercise by such Shareholder in his or her individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of such Shareholder with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a member of the board of directors of Company.

                  6. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

                  7. Consent and Waiver. Each Shareholder hereby consents to and approves the actions taken by the board of directors of Company in approving the Merger and adopting the Merger Agreement and gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Shareholder is a party; provided, however, that such Shareholder shall not be required by this Section 7 to give any consent or waiver in his or her capacity as a director or officer of Company.

                  8. Termination. This Agreement and the proxy granted in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

                  9. Confidentiality. Each Shareholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and
(ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

                  10. Obligations Attach to Shares; Survival; Acquisition of Additional Shares of Capital Stock of Company. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any person to which or whom legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors, and that each certificate representing such Shares will be inscribed with a legend to such effect. All authority herein conferred by a Shareholder shall survive the death or incapacity of such Shareholder and any obligation of a Shareholder hereunder shall be binding upon the heirs, guardians, administrators, personal representatives, successors and assigns of a Shareholder. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Company affecting the Shares, or the acquisition of additional shares of capital stock of Company by any Shareholder, the number of shares of capital stock of Company listed under the heading "Total Number of Shares of Company Capital Stock Subject to this Agreement" shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of capital stock of Company issued to or acquired by such Shareholder.

                  11. Miscellaneous.

                      11.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                      11.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Shareholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

                      11.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                      11.4 Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in any New York state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or any New York state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

                      11.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

                      (i) If to any Shareholder, at the address set forth below such Shareholder's signature at the end hereof.

                      (ii) if to Parent, Lux Sub or Merger Sub, to:

                                    SEAT Pagine Gialle S.p.A.
                                    Via Aurelio Saffi 18
                                    10138 Turin, Italy
                                    Attention:  Mr. Paolo Gonano
                                    Telecopier: 011 39 011 435 2882

                                    with a copy to:

                                    Cravath, Swaine & Moore
                                    825 Eighth Avenue
                                    New York, NY 10019
                                    Attention:  Faiza J. Saeed
                                    Telecopier: (212) 474-3700
or to such other address as any party hereto may designate for itself by notice given as herein provided.

                      11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                      11.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                      11.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                      11.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of page intentionally left blank.]

                      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


SEAT PAGINE GIALLE S.P.A.                  SHAREHOLDER

By:
   --------------------                    -------------------------------
Name:                                      (Signature)
     ------------------
Title:
      -----------------                    -------------------------------
                                           (Print Name of Shareholder)

SOGERIM, SOCIETE ANONYME
                                           -------------------------------
                                           (Print Street Address)

By:                                        -------------------------------
   --------------------                    (Print City, State and Zip)
Name:
     ------------------                    -------------------------------
Title:                                     (Print Telephone Number)
      -----------------
                                           -------------------------------
                                           (Print Facsimile Number)


NICKEL ACQUISITION CORP.                   -------------------------------
                                           (Social Security or Tax
                                           I.D. Number)

By:
   --------------------
Name:
     ------------------
Title:
      -----------------


Total Number of Shares of Company Capital Stock Owned on the
Date Hereof:

Company Common Stock:
                     ------------------------------

State of Residence:
                    -------------------------------


Total Number of Shares of Company Capital Stock Subject to this Agreement:

Company Common Stock:
                     ------------------------------

                    SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT

                                                                      Appendix B
                                                                  Execution Copy

                             SHAREHOLDERS' AGREEMENT

                  SHAREHOLDERS' AGREEMENT, dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among SEAT PAGINE GIALLE S.P.A. ("Parent"), a limited company organized under the laws of the Republic of Italy and a majority owned subsidiary of Telecom Italia S.p.A., a limited company organized under the laws of the Republic of Italy, SOGERIM, SOCIETE ANONYME ("Lux Sub"), a Luxembourg corporation and a wholly owned subsidiary of Telecom Italia S.p.A., NICKEL ACQUISITION CORP., a New York corporation and a direct wholly owned subsidiary of Lux Sub ("Merger Sub"), and the undersigned SHAREHOLDERS (each, a "Shareholder" and, collectively, the "Shareholders") of NetCreations, Inc., a New York corporation ("Company").

                  Capitalized and other terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof, among Parent, Lux Sub, Merger Sub and Company (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), Parent has agreed to acquire, through Lux Sub and Merger Sub, all the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company in which each outstanding share of common stock, $.01 par value per share, of Company (the "Company Common Stock") will be converted into the right to receive $7.00 in cash as set forth in the Merger Agreement (the "Merger");

                  WHEREAS, in order to induce Parent, Lux Sub and Merger Sub to enter into the Merger Agreement and consummate the Merger, the Shareholders desire to execute and deliver to Parent, Lux Sub and Merger Sub a shareholders' agreement upon the terms set forth herein; and

                  WHEREAS, each Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock Owned on the Date Hereof", and such Shareholder desires to make the number of shares indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock Subject to this Agreement" (such shares, together with any other shares of capital stock of Company acquired by such Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Shares") subject to the terms of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Ownership of Shares; Transfer. (a) Each Shareholder represents and warrants to Parent, Lux Sub and Merger Sub (collectively, the "Acquirors") that such Shareholder is the record and beneficial owner of, and has good and marketable title to, the Shares. The Shares constitute a portion of such Shareholder's interest in the outstanding capital stock and voting securities of Company. The Shares are free and clear of any liens, claims, options, charges or other encumbrances. Shareholder has the sole right to vote the Shares and, except as contemplated by this Agreement, none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares. Such Shareholder's principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

                  (b) Other than pursuant to this Agreement, Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Shares to any person (other than pursuant to the Merger) or
(ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Shares and shall not commit or agree to take any of the foregoing actions. Shareholder shall not, nor shall Shareholder permit any entity under such Shareholder's control to, deposit any Shares in a voting trust.

                  2. Agreement to Vote Shares. (a) Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, each Shareholder shall vote (or cause to be voted) the Shares in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement.

                  (b) Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, each Shareholder shall vote (or cause to be voted) the Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, share exchange, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by or involving Company, (ii) any Competing Transaction and (iii) any amendment of Company's certificate of incorporation or by-laws or other proposal or transaction involving Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of Company (each a "Frustrating Transaction"). No Shareholder shall commit or agree to take any action inconsistent with the foregoing.

                  (c) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Shareholder from (i) acting in his or her capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to each Shareholder solely in his or her capacity as a shareholder of Company or (ii) voting in his or her sole discretion on any matter other than those matters referred to in Section 2(a) or 2(b).

                  3. IRREVOCABLE PROXY. Each Shareholder hereby irrevocably grants to, and appoints, Parent, Lux Sub and Merger Sub, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote the Shares of such Shareholder, or grant a consent or approval in respect of the Shares of such Shareholder in a manner consistent with Sections 2(a) and 2(b). Each Shareholder understands and acknowledges that each of the Acquirors is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the agreement of Merger Sub to purchase the Shares of the Shareholder pursuant to the Merger Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 609 of the New York Business Corporation Law. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of Sections 2(a) and 2(b) in accordance with Section 8. Upon the execution of this Agreement by each Shareholder, such Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

                  4. Representations, Warranties and Covenants of Shareholder. Each Shareholder hereby represents, warrants and covenants to each Acquiror as follows:

                  (a) Each Shareholder has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Shareholder does not, and the performance of such Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares are or will be bound or affected. If Shareholder is married and the Shares constitute community property or if there otherwise is a need for spousal or other approval of this Agreement for it to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Shareholder's spouse, enforceable against such spouse in accordance with its terms.

                  (b) Except to the extent otherwise permitted under Section
6.04 of the Merger Agreement, until the Expiration Date, each Shareholder, in the Shareholder's capacity as a shareholder of Company, will not (and will use such Shareholder's reasonable best efforts to cause its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of Company, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the shareholders of Company all or any substantial part of the business, properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal;
(iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any affiliate, associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect to any potential Acquisition Proposal or (v) either alone or together with any other shareholder of Company, request that a special meeting of the shareholders of Company be held to consider and vote on any Competing Transaction or Frustrating Transaction. In the event any Shareholder, in such Shareholder's capacity as a shareholder of Company, shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

                  (c) Each Shareholder understands and agrees that if any Shareholder attempts to vote or provide any other person with the authority to vote any of the Shares held by such Shareholder as of the record date for any meeting at which such Shares are to be voted other than in compliance with this Agreement, Company shall not, and such Shareholder hereby unconditionally and irrevocably instructs Company to not, record such vote unless and until such Shareholder shall have complied with the terms of this Agreement.

                  5. No Limitation on Discretion as Director. If any Shareholder is a natural person and is a member of the board of directors of Company, then this Agreement will apply to the exercise by such Shareholder in his or her individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of such Shareholder with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a member of the board of directors of Company.

                  6. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

                  7. Consent and Waiver. Each Shareholder hereby consents to and approves the actions taken by the board of directors of Company in approving the Merger and adopting the Merger Agreement and gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Shareholder is a party; provided, however, that such Shareholder shall not be required by this Section 7 to give any consent or waiver in his or her capacity as a director or officer of Company.

                  8. Termination. This Agreement and the proxy granted in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

                  9. Confidentiality. Each Shareholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and
(ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

                  10. Obligations Attach to Shares; Survival; Acquisition of Additional Shares of Capital Stock of Company. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any person to which or whom legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors, and that each certificate representing such Shares will be inscribed with a legend to such effect. All authority herein conferred by a Shareholder shall survive the death or incapacity of such Shareholder and any obligation of a Shareholder hereunder shall be binding upon the heirs, guardians, administrators, personal representatives, successors and assigns of a Shareholder. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Company affecting the Shares, or the acquisition of additional shares of capital stock of Company by any Shareholder, the number of shares of capital stock of Company listed under the heading "Total Number of Shares of Company Capital Stock Subject to this Agreement" shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of capital stock of Company issued to or acquired by such Shareholder.

                  11. Miscellaneous.

                      11.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                      11.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Shareholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

                      11.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                      11.4 Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in any New York state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or any New York state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

                      11.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

                      (i) If to any Shareholder, at the address set forth below such Shareholder's signature at the end hereof.

                      (ii) if to Parent, Lux Sub or Merger Sub, to:

                                    SEAT Pagine Gialle S.p.A.
                                    Via Aurelio Saffi 18
                                    10138 Turin, Italy
                                    Attention:  Mr. Paolo Gonano
                                    Telecopier: 011 39 011 435 2882

                                    with a copy to:

                                    Cravath, Swaine & Moore
                                    825 Eighth Avenue
                                    New York, NY 10019
                                    Attention:  Faiza J. Saeed
                                    Telecopier: (212) 474-3700
or to such other address as any party hereto may designate for itself by notice given as herein provided.

                      11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                      11.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                      11.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                      11.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of page intentionally left blank.]

                      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


SEAT PAGINE GIALLE S.P.A.                       SHAREHOLDER

By: /s/ Lorenzo Pellicciolli
   -------------------------                    -------------------------------
Name: Lorenzo Pellicciolli                      (Signature)
     -----------------------
Title:  CEO                                     /s/ ROSALIND RESNICK
      -----------------                         -------------------------------
                                                (Print Name of Shareholder)

SOGERIM, SOCIETE ANONYME
                                                -------------------------------
                                                (Print Street Address)

By: /s/ Jacques Loesch, /s/ Fabio Morvillo      -------------------------------
   ---------------------------------------      (Print City, State and Zip)
Name: Jacques Loesch, Fabio Morvillo
     ------------------------------------       -------------------------------
Title: Administrator, President                 (Print Telephone Number)
      -----------------------------------
                                                -------------------------------
                                                (Print Facsimile Number)


NICKEL ACQUISITION CORP.                        -------------------------------
                                                (Social Security or Tax
                                                I.D. Number)

By: /s/ Filippo Zamparelli
   -----------------------
Name: Filippo Zamparelli
     ---------------------
Title: President
      -----------------


Total Number of Shares of Company Capital Stock Owned on the
Date Hereof:

Company Common Stock: 5,754,500
                     ------------------------------

State of Residence:   New York
                    -------------------------------


Total Number of Shares of Company Capital Stock Subject to this Agreement:

Company Common Stock:  5,290,383
                     ------------------------------

                    SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT

                      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


SEAT PAGINE GIALLE S.P.A.                       SHAREHOLDER

By: /s/ Lorenzo Pelliccioli
   ------------------------                     -------------------------------
Name: Lorenzo Pelliccioli                       (Signature)
     ----------------------
Title:  CEO                                     /s/ RYAN SCOTT DRUCKENMILLER
      -----------------                         -------------------------------
                                                (Print Name of Shareholder)

SOGERIM, SOCIETE ANONYME
                                                -------------------------------
                                                (Print Street Address)

By: /s/ Jacques Loesch, /s/ Fabio Morvillo      -------------------------------
   ---------------------------------------      (Print City, State and Zip)
Name: Jacques Loesch, Fabio Morvillo
     -------------------------------------      -------------------------------
Title: President                                (Print Telephone Number)
      ------------------------------------
                                                -------------------------------
                                                (Print Facsimile Number)


NICKEL ACQUISITION CORP.                        -------------------------------
                                                (Social Security or Tax
                                                 I.D. Number)

By: /s/ Filippo Zamparelli
   ------------------------
Name: Filippo Zamparelli
     ----------------------
Title: President
      ---------------------


Total Number of Shares of Company Capital Stock Owned on the
Date Hereof:

Company Common Stock: 5,230,035
                     ------------------------------

State of Residence:   New York
                    -------------------------------


Total Number of Shares of Company Capital Stock Subject to this Agreement:

Company Common Stock: 4,808,218
                     ------------------------------

                    SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT

                                                                      Appendix C


                                        December 22, 2000




Board of Directors
NetCreations, Inc.
379 West Broadway, Suite 202
New York, New York 10012

Members of the Board:

We understand that NetCreations, Inc. (the "Company"), SEAT Pagine Gialle S.P.A. ("SEAT"), Sogerim, Societe Anonyme, a sister company wholly-owned by the majority owner of SEAT ("Acquiror"), and Nickel Acquisition Corp. (a wholly-owned subsidiary of Acquiror, "Merger Sub") are proposing to enter into an Agreement and Plan of Merger (the "Agreement") which will provide, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Acquiror. Under the terms, and subject to the conditions, set forth in the Agreement dated as of December 22, 2000 (the "Agreement"), at the effective time of the Merger, (i) the outstanding shares of common stock of the Company, $0.01 par value ("Company Common Stock") will be converted into the right to receive an aggregate of $7.00 per share in cash (the "Merger Consideration"), and all of the outstanding options to purchase Company Common Stock will be cancelled and the holders thereof will be entitled to the difference, if any, between $7.00 and the exercise price thereof. The terms and conditions of the Merger are set out more fully in the Agreement. We understand that the Company intends, substantially concurrently with execution of the Agreement, to terminate the Agreement and Plan of Reorganization among the Company, DoubleClick Inc. ("DoubleClick") and Genesis Merger Sub, Inc. dated as of October 2, 2000 (the "DoubleClick Agreement") pursuant to the provisions thereof entitling the Company to accept a Superior Proposal (as defined in the DoubleClick Agreement).

You have asked us whether, in our opinion, as of the date hereof, the Merger Consideration (i) is fair to the Holders of Company Common Stock, and (ii) is more favorable to the Holders of Company Common Stock than the Exchange Ratio (as defined in the DoubleClick Agreement), in each case from a financial point of view. In addition, you have asked whether we are of the opinion that SEAT is reasonably capable of consummating the Merger. The "Holders of Company Common Stock" shall be defined as all holders of Company Common Stock other than Acquiror, Merger Sub, any affiliates of Acquiror or Merger Sub or any holders of Dissenting Shares.

For purposes of this opinion we have, among other things:

         (i) reviewed certain publicly available financial statements and other business and financial information of the Company and publicly-traded Affiliates of the Acquiror;

         (ii) reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward looking information, concerning the Company prepared by the management of the Company;

         (iii) reviewed with the Company certain publicly available estimates of research analysts relating to the Company and DoubleClick;

         (iv) held discussions with the management of the Company concerning the business, past and current operations, financial condition and future prospects of the Company and DoubleClick;

Board of Directors
NetCreations, Inc.
December 22, 2000
Page 2


         (v) reviewed the financial terms and conditions set forth in the Agreement;

         (vi) reviewed the stock price and trading history of Company Common Stock and DoubleClick's common stock;

         (vii) compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly traded companies comparable with the Company;

         (viii) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant; and

         (ix) made such other studies and inquiries, and took into account such other matters as we deemed relevant, including our assessment of general economic, market and monetary conditions.

In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the Company's management) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the Company's management that it is not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for the Company that we have reviewed, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of the management of the Company as to the future financial condition and performance of the Company, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have assumed that the Merger will be consummated upon the terms set forth in the Agreement without material alteration thereof. In addition, we have assumed that the historical financial statements of the Company reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Holders of Company Common Stock of the Merger Consideration. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger, (ii) any tax or other consequences that might result from the Merger or (iii) the price at which shares of DoubleClick Common Stock will be traded in the future, nor any other comparison of any kind between the DoubleClick Agreement and the Merger Agreement as of a future date. Except as set forth in the final sentence of this letter, our opinion does not address the relative merits of the Merger and the other business strategies that the Company's Board of Directors has considered or may be considering, nor does it address the decision of the Company's Board of Directors to proceed with the Merger. Neither does our opinion address any legal or accounting matters, as to which we understand that Acquiror obtained such advice as it deemed necessary from qualified professionals.

In connection with the preparation of our opinion, we were not authorized to solicit, and did not solicit, third-parties regarding alternatives to the Merger.

Board of Directors
NetCreations, Inc.
December 22, 2000
Page 3


We are acting as financial advisor to the Company in connection with the Merger and will receive (i) a fee contingent upon the delivery of this opinion and (ii) an additional fee contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business, we may trade in the Company's securities and affiliates of Acquiror's securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in the Company's securities or affiliates of Acquiror's securities.

Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Merger Consideration (i) is fair to the Holders of Company Common Stock, and (ii) is more favorable to the Holders of Company Common Stock than the Exchange Ratio (as defined in the DoubleClick Agreement), in each case from a financial point of view. In addition, based solely on the inquiry described in subclause (i) in the third paragraph of this letter, we are of the opinion that SEAT is reasonably capable of consummating the Merger.



                                                 Very truly yours,

                                                 ROBERTSON STEPHENS, INC.



                                                 /s/ Robertson Stephens, Inc.
                                                 ------------------------------

                            NETCREATIONS, INC. PROXY
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                               FEBRUARY [--], 2001
       (This Proxy Is Solicited By The Board Of Directors Of NetCreations)


          The undersigned shareholder of NetCreations, Inc. hereby appoints Rosalind Resnick and Ryan Scott Druckenmiller, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Shareholders of NetCreations, Inc. to be held at 9:30 a.m., local time, on [_______], February [__], 2001, at the TriBeCa Grand Hotel, 2 Avenue of the Americas, New York, New York 10013.


                  (Continued and to be signed on reverse side)

                         Please Date, Sign And Mail Your
                      Proxy Card Back As Soon As Possible!

                         Special Meeting Of Shareholders
                               NETCREATIONS, INC.

                               FEBRUARY [__], 2001


                 Please Detach And Mail In The Envelope Provided



A [x] Please Mark Your
      Vote As In This
      Example.


1. ADOPTION OF THE MERGER AGREEMENT AMONG SEAT PAGINE GIALLE S.p.A., SOGERIM, SOCIETE ANONYME, NICKEL ACQUISITION CORP. AND NETCREATIONS, INC.

      [  ] FOR                       [  ] AGAINST                 [  ] ABSTAIN


2. GRANTING THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES FOR ADOPTION OF THE MERGER AGREEMENT

      [  ] FOR                       [  ] AGAINST                 [  ] ABSTAIN


3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

      [  ] FOR                       [  ] AGAINST                 [  ] ABSTAIN


     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.




                                                 -------------------------------
                                                 Name(s) of Shareholder


                                                 -------------------------------
                                                 Signature(s) of Shareholder


                                                 -------------------------------
                                                 Date


NOTE: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each shareholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer. If the shareholder is a partnership, please sign full partnership name by an authorized person.